UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Infrastructure and Energy Alternatives, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

April 10, 2020

To our shareholders:

On behalf of the Board of Directors (the “Board”) and employees of Infrastructure and Energy Alternatives, Inc. (the “Company,” “we,” “us,” or “our”), I cordially invite you to participate via webcast in the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Friday, May 29, 2020, beginning at 9:00 a.m., Eastern Standard Time. The Annual Meeting will be a virtual meeting of shareholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2020. You will not be able to attend the Annual Meeting in person.
Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of 2020 Annual Meeting of Shareholders and Proxy Statement. If you participate in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/IEA2020, you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.
We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record at the close of business on April 6, 2020. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request them by following the instructions for requesting such materials contained in the Notice.
It is important that your vote be represented at the Annual Meeting whether or not you are able to participate. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement or the Notice.
Your continuing interest in our Company is greatly appreciated.
Sincerely,
JP Roehm
President, Chief Executive Officer and Director

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2020

Notice is hereby given that the 2020 Annual Meeting of Shareholders of Infrastructure and Energy Alternatives, Inc. will be held on Friday, May 29, 2020 at 9:00 a.m., Eastern Standard Time. The Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2020. You will not be able to attend the Annual Meeting in person. At the Annual Meeting, you will be asked to vote on the following proposals:

•	To elect Derek Glanvill and Matthew Underwood as Class III directors to serve for a term expiring at the 2023 Annual Meeting of Shareholders;

•	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the 2020 fiscal year;

•
To approve a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized number of shares of common stock, par value $0.0001 per share (the “Common Stock”) from 100,000,000 shares of Common Stock to 150,000,000 shares of Common Stock;

•	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers;

•	To approve, on an advisory basis, the frequency of a vote approving, on an advisory basis, the compensation of the Company’s Named Executive Officers; and

•	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing proposals are discussed more fully in the Proxy Statement accompanying this Notice. Shareholders of record at the close of business on April 6, 2020 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Pursuant to the rules and regulations promulgated by the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending this Notice on or about April 10, 2020 to our shareholders of record on April 6, 2020. The Notice contains instructions for accessing our Proxy Statement and 2019 Annual Report to Shareholders (the “Annual Report”) and how to vote. In addition, the Notice contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

We encourage you to attend the virtual shareholder meeting through which you can vote on-line. It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares over the Internet or by telephone. If you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Instructions regarding the methods of voting are contained in the proxy card. Voting over the Internet, by telephone or by mailing a proxy card will not limit your right to participate in the Annual Meeting and vote your shares during the live webcast.
By Order of the Board of Directors,
Gil Melman
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
Indianapolis, Indiana
April 10, 2020

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	6
PROPOSAL NO. 1: ELECTION OF DIRECTORS	11
DIRECTORS AND DIRECTOR NOMINEES	12
COMMITTEES AND CORPORATE GOVERNANCE	14
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
REPORT OF THE AUDIT COMMITTEE	20
PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION	21
PROPOSAL NO. 4: TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	24
PROPOSAL NO. 5: TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF A VOTE APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	25
EXECUTIVE OFFICERS	26
EXECUTIVE COMPENSATION	28
DIRECTOR COMPENSATION	36
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	57
OTHER MATTERS	61
APPENDIX A	A-1

6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

PROXY STATEMENT

The Board of Infrastructure and Energy Alternatives, Inc. is soliciting your proxy to vote at the 2020 Annual Meeting of Shareholders to be held on Friday, May 29, 2020 at 9:00 a.m., Eastern Standard Time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be a virtual meeting of shareholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2020.

We are sending our proxy materials on or about April 10, 2020, to our shareholders of record as of the close of business on April 6, 2020 (the “Record Date”). The Company’s principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and its telephone number is (765) 828-2580.

Introductory Note About the Company

We were incorporated in the State of Delaware on August 4, 2015 under the name M III Acquisition Corp. (“M III”) as a special purpose acquisition company (the “SPAC”) formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 26, 2018, M III consummated a merger (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of November 3, 2017, as amended. As part of the Merger, the name of “M III Acquisition Corp.” was changed to “Infrastructure and Energy Alternatives, Inc.” Throughout this Proxy Statement, for periods prior to the Merger, we use the term “IEA” to refer to the target company of the Merger, IEA Energy Services, LLC along with its subsidiaries, and the term “M III” to refer to the SPAC, pre-combination.

HOW TO CAST YOUR VOTE:
Internet	Phone	Mail
Go to www.proxyvote.com: You can use the Internet 24 hours a day, through May 28, 2020 at 11:59 PM Eastern Time, to transmit your voting instructions. Have your proxy card or Notice in hand when you access the web site and follow the instructions.

Call 1-800-690-6903: You can use any touchtone telephone 24 hours a day, through May 28, 2020 at 11:59 PM Eastern Time, to transmit your voting instructions. Have your proxy card or Notice in hand when you call and follow the instructions.

If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

The Board is soliciting proxies for the Annual Meeting. The Notice, containing instructions on how to access a proxy card, this Proxy Statement and our Annual Report are being mailed on or about April 10, 2020 to shareholders as of the Record Date.

Where and When is the Annual Meeting?

We will hold the Annual Meeting via a live webcast on Friday, May 29, 2020 at 9:00 a.m., Eastern Standard Time, at www.virtualshareholdermeeting.com/IEA2020, where shareholders will be able to participate in the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

What am I being asked to vote on at the Annual Meeting?

We are asking our shareholders to consider the following proposals:

•	To elect Derek Glanvill and Matthew Underwood as Class III directors to serve for a term expiring at the 2023 Annual Meeting of Shareholders;

•	To ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the 2020 fiscal year;

•
To approve the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares of Common Stock to 150,000,000 shares of Common Stock;

•	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers;

•	To approve, on an advisory basis, the frequency of a vote approving, on an advisory basis, the compensation of the Company’s Named Executive Officers; and

•	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	“FOR” the election of Derek Glanvill and Matthew Underwood as Class III directors to serve for a term expiring at the 2023 Annual Meeting of Shareholders;

•	“FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the 2020 fiscal year;

•
“FOR” the approval of the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares of Common Stock to 150,000,000 shares of Common Stock;

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and

•	“FOR” a frequency of every year of a vote approving, on an advisory basis, the compensation of the Company’s Named Executive Officers.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted through a live webcast. There will be no physical meeting location. You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on the Record Date or if you hold a valid proxy. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IEA2020. You also will be able to vote your shares online during the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in our online meeting, including how to demonstrate proof of share ownership, are posted on the meeting website.
The meeting will begin promptly at 9:00 a.m., Eastern Standard Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 a.m., Eastern Standard Time.
Why is the Annual Meeting virtual?
We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our shareholders and the Company. Hosting a virtual meeting will facilitate shareholder attendance and participation by enabling shareholders to participate from around the world.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
We are taking advantage of the SEC rules that allow us to furnish our proxy materials over the Internet. As a result, most of our shareholders will be mailed a Notice rather than a full paper set of the proxy materials. The Notice includes information on how to access the proxy materials via the Internet as well as how to vote via the Internet. We believe this method of delivery will decrease printing and shipping costs, expedite distribution of proxy materials to you and reduce our impact on the environment. Shareholders who receive the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.
How many votes do I have?

You have and may cast one vote for each share of Common Stock that you owned at the close of business on the Record Date. These shares include:

•	Shares registered directly in your name with Continental Stock Transfer and Trust Company, Inc. (“Continental”), our transfer agent, for which you are considered the “shareholder of record”; and

•	Shares held for you as the beneficial owner through a broker, bank or other nominee.

As of the Record Date, the Company had 22,454,471 shares of Common Stock issued and outstanding.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with Continental, you are considered the “shareholder of record” with respect to those shares. We have sent the Notice for the Annual Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Continental as “shareholders of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares, has forwarded notice and access materials for the Annual Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this Proxy Statement, we refer to shareholders who hold their shares through a broker, bank or other nominee as “beneficial owners” or “street name shareholders.”

What is a proxy?

A proxy is your legal designation of another person to vote the shares of Common Stock you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxy for the Annual Meeting to cast your vote. These officers are Gil Melman, our Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer and Peter Moerbeek, our Interim Executive Vice President, Chief Financial Officer and Treasurer.
How do I vote?

Voting Methods for Shareholders of Record

If you are a shareholder of record, you may vote online during the Annual Meeting. Please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/IEA2020. You will need the control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you are a shareholder of record, you may vote by one of the following methods without attending the Annual Meeting:

•
By Internet: you may vote over the Internet at www.proxyvote.com by following the instructions on the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on May 28, 2020.

•
By Telephone: you may vote by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on May 28, 2020.

•
By Mail: you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Voting Methods for Street Name Shareholders

If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•
providing written notice of revocation to the Secretary of the Company, in writing, at Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Suite 460, Indianapolis Indiana 46278;

•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the Annual Meeting and voting online during the meeting, which will automatically cancel any proxy previously given.

Please note that your participation in the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the Annual Meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted by you online during the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.
What is a quorum?

A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of holders representing a majority of the voting power of the Common Stock constitutes a quorum.

Your Common Stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the directors may determine.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, the Certificate of Amendment, the advisory vote on the compensation of our Named Executive Officers, or the advisory vote on the frequency of the advisory vote of the compensation of our Named Executive Officers, which are all “non-routine” matters, absent direction from you.

What vote is required to approve each proposal?

To be elected to our Board, the director nominees must receive a plurality of the Common Stock votes cast by our shareholders present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The appointment of our independent registered public accounting firm will be ratified by the affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast and will have no effect on this proposal.

The approval of the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares of Common Stock to 150,000,000 shares of Common Stock requires the affirmative vote of a majority of the outstanding Common Stock. Abstentions and broker non-votes will count as votes cast against this proposal.

The approval, on an advisory basis, the compensation of the Company’s Named Executive Officers, requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

For approval, on an advisory basis, the frequency of a vote approving, on an advisory basis, the compensation of the Company’s Named Executive Officers, the option that receives a plurality of the Common Stock votes cast by our shareholders present in person or by proxy and entitled to vote shall be the recommendation of the shareholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Who will count the vote?

A representative of Broadridge will tabulate the votes.

Is my vote confidential?

Yes. The Company encourages shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. The Company has designated Broadridge, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Where can I find the voting results?

The Company will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8‑K filed with the SEC within four business days of the Annual Meeting.

Who pays for proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board has nominated Messrs. Glanvill and Underwood to stand for election as Class III Directors to hold office until the 2023 Annual Meeting of Shareholders or until their respective successors are elected and qualified or their earlier death, resignation, removal or retirement. The Class III director nominees are incumbent directors. The Company has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board.

Mr. Underwood is a director designee of Ares Management LLC (on behalf of its affiliated funds, investment vehicles and/or managed accounts). Please see “Transactions with Related Parties -Waiver Agreement.”

Required Vote

To be elected to our Board, the director nominees must receive a plurality of the Common Stock votes cast by our shareholders present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that you vote “FOR” the election of each of the nominees named above. Unless otherwise indicated, all proxies will be voted “FOR” the election of each of the nominees named above for election as a Class III Director.

DIRECTORS AND DIRECTOR NOMINEES

The Board is composed of seven directors elected in three classes, with two Class I Directors, three Class II Directors and two Class III Directors. The terms of the classes are staggered so that only one class is up for election each year. The terms of the current Class I Directors will expire at the 2021 Annual Meeting of Shareholders and the terms of the current Class II Directors expire at the 2022 Annual Meeting of Shareholders. If elected, the nominees for Class III Directors will serve until the 2023 Annual Meeting of Shareholders. Additional background information regarding the nominees for election and our continuing directors are provided below.

Class I Directors

Peter Jonna, 34, has served as a director since the closing of the Merger. Mr. Jonna also serves as a Senior Vice President of Oaktree Capital’s GFI Energy Group, which he joined in April 2013, and is responsible for sourcing, executing and overseeing control investments in leading companies in the energy and utility sectors. Mr. Jonna currently serves on the boards of Shoals Technologies, MaxGen Energy Services, Array Technologies, and IEA. Prior to joining Oaktree, he was an investment analyst in the Americas investment team of the UBS Infrastructure Asset Management strategy, investing directly in energy, power and transportation infrastructure assets. Mr. Jonna earned an M.S. in civil engineering from Stanford University and a B.S. in civil engineering from the University of California, Los Angeles. Mr. Jonna is qualified to serve as a member of the Board because of his broad business and financial background in sourcing and investing in the energy and utility sectors and his position as a board member on multiple other companies active in the energy and utility sectors.

Charles Garner, 57, has served as director since September 2018 (and from March 2018 to May 2018), and as Managing Director and General Counsel of M-III Partners, LP since April 2015. Previously, Mr. Garner was the founder and Managing Director of Long Mountain Advisers, LLC, a financial advisory firm, from April 2014 to April 2015. Mr. Garner also has served as Executive Vice President or IDT Corp. (NYSE: IDT) and as Chief Executive Officer of its IDT Ventures division, as well as Executive Managing Director of Island Capital Group, LLC. Mr. Garner holds a B.A. in Urban Studies and Political Science from the University of Pennsylvania and a J.D. from the New York University School of Law. Mr. Garner is qualified to serve as a member of the Board because of his extensive expertise in corporate strategy, investment and the legal sector.

Class II Directors

John Paul Roehm, 44, has served as a director, and as our Chief Executive Officer and President, since the closing of the Merger. Mr. Roehm served as President and Chief Executive Officer of IEA from February 2015 through the closing of the Merger. Mr. Roehm has over 20 years of heavy civil and energy engineering and construction experience in our industry ranging from Project Superintendent, Project Engineer, Estimator, Project Manager, and VP of Business Development. He was employed for over twenty years at White Construction, Inc., an entity that IEA acquired in 2011. During the period of 2011 through early 2015, he guided IEA’s Business Development and corporate growth strategy and also served on IEA’s previous mergers and acquisitions team developing targets, performing due diligence and participating in negotiations. He served a leading role on the RMT-IEA integration team during the 2013 acquisition of RMT Inc. He pioneered IEA’s expansion into renewables, which resulted in a substantial growth of IEA. In his tenure as President and Chief Executive Officer of IEA, IEA performed at record levels of revenue and EBITDA and attained a leading market share of the wind EPC market while producing safety performance superior to IEA’s industry peers and competitors. Mr. Roehm holds a B.S. in Civil Engineering from the Rose-Hulman Institute of Technology. Mr. Roehm is qualified to serve as a member of the Board due to his prior long-term, senior level experience with renewable energy, and his experience in developing and implementing successful corporate growth strategies in the renewable sector.

Terence Montgomery, 56, has served as director and chairman of the Audit Committee since the closing of the Merger, and also served as the interim Chief Financial Officer of IEA from September 2014 to April 2015. In addition to IEA, Mr. Montgomery currently serves as a director and Chairman of the audit committee of MWH Constructors, NAPEC, Inc. and Remedial Construction Services, L.P. (RECON) and the same position previously for Shermco Industries, Inc. His career of over 30 years has focused on leadership roles in energy, construction and manufacturing, primarily in a corporate finance capacity. Prior to joining IEA, Mr. Montgomery served as Chief Financial Officer at InfraSource Services, Inc., where he coordinated a private equity sponsored management buy-out in 2003, an initial public offering in 2004, and subsequent follow-on stock offerings and ultimately the sale of the company to Quanta Services. Previously, Mr. Montgomery served as director and Chairman of the audit committee of RSH Energy Holdings, LLC and Integrated Pipeline Services, Inc. and director of Goodcents Holdings, Inc. Mr. Montgomery holds a B.S. in Accounting from The Pennsylvania State University and is a certified public accountant and a certified information systems auditor. Mr. Montgomery is qualified to serve as a member of the Board because of his extensive financial expertise and experience in energy, construction and manufacturing.

John Eber, 69, has served as a director since September 2018. Mr. Eber is a recognized leader in the renewable energy investment sector, ranked fourth on the global “Top 100 Power People of 2017” list. He retired in April 2018, from his 30-year career at JPM Capital Corporation (a subsidiary of J.P. Morgan) as CEO/President. He also currently serves as a Senior Advisor to Blackstone and previously has served on the American Wind Energy Association board of directors from 2007 to May of 2018 and the American Counsel on Renewable Energy board of directors for a portion of 2018. Throughout his tenure at JPM, Mr. Eber gained immeasurable experience in all aspects of team management, financial controls, and the renewable energy industry-and more specifically, investment analysis, capital raising, deal origination, project financing, and project development. Mr. Eber holds a Bachelor of Science in Economics from Bradley University - Foster College of Business and an MBA in Finance from DePaul University - Charles H. Kellstadt Graduate School of Business. Mr. Eber is qualified to serve as a member of the Board because of his wealth of expertise in risk management, personnel performance and development, and tax equity investments, which enables a deep understanding of business opportunities that attract developers, financial investors, and their investment/credit committees.

Class III Directors

Derek Glanvill, 58, has served as a director since the closing of the Merger. Mr. Glanvill has been a Senior Advisor to Oaktree’s GFI Energy Group since April 2015 and he currently serves as the Executive Chairman of certain of its Engineering & Construction portfolio companies, including Remedial Construction Services, L.P. (RECON), an environmental remediation and geotechnical contractor and Sachs Electric, an electrical contracting and engineering company, as well as a consultant to IEA. Prior to joining Oaktree, Mr. Glanvill served as President and Chief Operating Officer of McCarthy Holdings, where he spent more than 20 years creating and expanding high-margin businesses. Mr. Glanvill currently serves on the boards of Black & Veatch, DPR Construction, Mestek Inc. and OmegaFlex, Inc. Previously, Mr. Glanvill was senior executive at Sverdrup (now Jacobs Engineering) as well as President of a subsidiary of an international construction conglomerate based in South Africa. Mr. Glanvill received a B.S. in civil and structural engineering from the University of Natal in South Africa. Mr. Glanvill is qualified to serve as a member of the Board because of his business strategy experience as a senior level executive and his service as a board member for other companies in the energy and construction sector.

Matthew Underwood, 35, has served as a director since March 2020. Mr. Underwood has served as a Principal in the Ares Private Equity Group of Ares Management since July 2018, where he focuses on special opportunities investing. Prior to joining Ares Management, Mr. Underwood was a Senior Analyst in the Corporate Credit Group at HBK Capital from July 2008 to March 2018, where he focused on investment opportunities in distressed credit. Mr. Underwood was also an Analyst at Houlihan Lokey in the Financial Restructuring Group from August 2006 to July 2008. Mr. Underwood holds a B.S., from the University of Southern California in Business Administration and Accounting, where he graduated summa cum laude. Mr. Underwood is qualified to serve as a member of the Board due to his extensive experience as an investor and advisor to businesses.

COMMITTEES AND CORPORATE GOVERNANCE

Director Independence

The Board is composed of a majority of directors who satisfy the criteria for independence within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market LLC (“NASDAQ”). In determining independence, the Board affirmatively determined, among other items, whether the directors had any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Applying these independence standards, the Board determined that Messrs. Montgomery, Eber, Jonna, Glanvill, Garner, and Underwood are all independent directors.

Committees of the Board of Directors

The Board has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Bid Review Committee. Each of the committees report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. Prior to January 2020, the Board also had an Investment Committee, which is also described below.

Audit Committee

The Audit Committee of the Board is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for, among other matters:

•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports that raise material issues regarding our financial statements or accounting policies.

The Audit Committee consists of Messrs. Montgomery (chair), Eber, Garner, and Underwood. The Board has determined that Messrs. Montgomery, Eber, Garner, and Underwood qualify as independent directors according to the rules and regulations of the NASDAQ and SEC with respect to audit committee membership. The Board has also determined that Mr. Montgomery qualifies as an “audit committee financial expert,” as such term is defined in Item 401(d)(5) of Regulation S‑K (“Regulation S-K”) promulgated under Exchange Act.

Our Board has adopted a written charter for the Audit Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Compensation Committee

The Compensation Committee is responsible for, among other matters:

•	reviewing key employee compensation goals, policies, plans and programs;

•	reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers;

•	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

•	administering our stock plans and other incentive compensation plans.

The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.

Our President and Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer’s conclusions and recommendations, including those for base salary adjustments and award amounts for the current year, are presented to the Compensation Committee. The Compensation Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers. The Compensation Committee may exercise its discretion in modifying any compensation adjustment or awards to any executive officer, including reducing or increasing the payment amount for one or more components of such awards.

Our Compensation Committee annually considers the performance of our Chief Executive Officer. The Compensation Committee determines all components of our Chief Executive Officer’s compensation and meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve any consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. As of the date of this Proxy Statement we have not engaged any compensation consultant.

The Compensation Committee consists of Messrs. Underwood (chair) and Jonna. The Board has determined that Messrs. Underwood (chair) and Jonna qualify as independent directors according to the rules and regulations of NASDAQ and the SEC with respect to compensation committee membership.

Our Board has adopted a written charter for the Compensation Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.
Compensation Committee Interlocks and Insider Participation
For the year ended December 31, 2019, our Board made all compensation decisions. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for, among other matters:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•	overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently;

•	identifying best practices and recommending corporate governance principles; and

•	developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us.

The Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers and shareholders. The Nominating and Governance Committee does not have a policy regarding the consideration of nominees recommended by shareholders, because the Nominating and Governance Committee will evaluate director nominees proposed by shareholders on the same basis as recommendations received from any other source. In addition, the Nominating and Governance Committee may from time to time engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee.

The Nominating and Governance Committee has not identified specific minimum qualifications that must be met or specific qualities or skills that must be possessed for a person to be considered as a candidate for director; however, the Nominating and Governance Committee will seek to ensure that the Board is composed of individuals with knowledge and experience in many substantive areas that impact our business. The Nominating and Governance Committee review these factors, and diversity, in considering candidates for directorship.

The Nominating and Governance Committee consists of Messrs. Glanvill (chair), Jonna, and Underwood, who are independent under the rules and regulations of NASDAQ. Our Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Investment Committee

Prior to January 2020, the Board had an Investment Committee. The Investment Committee was responsible for approving the purchase, rent, license, exchange or other acquisition of any assets (including securities or the stock of any entity) or the disposition or divestiture of any assets. The Investment Committee consisted of Messrs. Meghji (chair), Garner, Glanvill and Jonna.

Bid Review Committee

The Bid Review Committee is responsible for reviewing and approving bids for engineering, construction, and procurement projects proposed by the Company to its customers. The Bid Review Committee consists of Messrs. Glanvill (chair), Eber, Garner and Montgomery.

The Board's Leadership Structure and Role in Risk Oversight

The Board elected Derek Glanvill to serve as Chair of the Board Effective January 24, 2020. The Board believes that the separation of the roles of Chairman and Chief Executive Officer best serves the interests of shareholders because it allows our Chief Executive Officer to focus primarily on our business strategy and operations and most effectively leverages the experience of the Chairman. It also enhances the Board’s independent oversight of our senior management team and enables better communications and relations between the Board, the Chief Executive Officer and other senior management. In that regard, our independent Chairman presides over the executive sessions of the non-management and independent directors of the Board.

Consistent with its responsibility for oversight of the Company, the Board, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established.

The Board’s role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee) receives these reports from management to identify and discuss such risks. The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board, management has implemented a variety of processes, procedures and controls to address these risks.

The Board requires management to report to the full Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives regular reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Company.

Board Participation
The Board of Directors held a total of nine meetings in 2019. The Compensation Committee held a total of one meeting in 2019. The Audit Committee held a total of five meetings in 2019. The Nominating and Governance Committee held no meetings in 2019. All of the directors attended at least 75% of the aggregate of the total meetings of the Board of Directors and any committees on which they served during 2019.

Director’s Attendance at the Annual Meeting

The Company invites members of the Board to participate in its annual meetings of shareholders and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the NASDAQ. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. A copy of the Code of Ethics is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Communications with the Board of Directors

Interested parties wishing to communicate with the Board, a committee of the Board, or with an individual member or members of the Board may do so by writing to the Board or to the particular member or members of the Board, and mailing the correspondence to Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460, Indianapolis, IN 46278. Each communication should set forth (i) the name and address of the shareholder as it appears in our register, and if the shares of Common Stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of Common Stock that are owned of record by the record holder and beneficially by the beneficial owner.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2020 and recommends that shareholders vote in favor of the ratification of such appointment at the Annual Meeting.

The Audit Committee is submitting the appointment of Deloitte to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Notwithstanding the appointment of Deloitte and even if our shareholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

We anticipate that representatives of Deloitte will participate in the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Change in Auditors

As previously disclosed, on April 19, 2018, the Company dismissed Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm and engaged Deloitte as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2018, effective immediately. The change in the Company’s independent auditor was approved by the Audit Committee.

Crowe’s audit reports on the IEA Energy Services, LLC consolidated financial statements as of and for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2017, and 2016, and the subsequent interim periods through April 19, 2018, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that Crowe advised the Company of the existence of material weaknesses as of December 31, 2017 and 2016, respectively, relating to the Company not yet developing an entity level and financial reporting control environment that is designed with appropriate precision, including (i) accounting personnel with an appropriate level of accounting knowledge, experience, and training commensurate with complex accounting issues and financial reporting requirements, (ii) adequate procedures to prepare, document and review areas of significant judgments and accounting estimates, revenue recognition, and accruals, and (iii) timely and systematic review by management of journal entries.

The Audit Committee discussed the subject matter of the foregoing material weakness with Crowe, and we have authorized Crowe to respond fully to any inquiries concerning such matters made by Deloitte. Management has concluded that the previously disclosed material weaknesses were remediated as of December 31, 2018. Please see “Item 9A. Controls and Procedures-Remediation of Prior Material Weakness” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim periods through April 19, 2018, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On April 25, 2018, the Company filed with the SEC a Current Report on Form 8-K disclosing the appointment of Deloitte and the dismissal of Crowe. The Company provided Crowe with a copy of the disclosures in the Current Report on Form 8-K prior to filing it with the SEC and requested that Crowe furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of Crowe’s letter dated April 23, 2018, is filed as Exhibit 16.1 to the Current Report on Form 8-K.

We have provided Crowe and Deloitte with a copy of the disclosure made above prior to the time this Proxy Statement was filed with the SEC and requested that each furnish us with a statement if it believes this disclosure to be incorrect or incomplete. Neither firm has provided us with such a statement.

Audit and Related Fees

The following table presents fees for professional audit services and other services rendered to us by Deloitte for the years ended December 31, 2019 and 2018:

Type of Fees	2019	2018
Audit Fees (1)	$1,064,388	$1,000,452
Audit-Related Fees (2)	300,000	125,000
Tax Fees	—	—
Other Fees	—	—
Total audit and related fees	$1,364,388	$1,125,452

(1)
Audit fees include (i) fees associated with the audits of the Company’s consolidated financial statements for the year ended December 31, 2019 and 2018, (ii) reviews of the Company’s interim quarterly consolidated financial statements, (iii) assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and (iv) review of our other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the year ended December 31, 2019 and 2018.

(2)	Audit-Related fees include certain expenses related to standalone financial statement requirements and other statutory requirements.
Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy and Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us, subject to the rules and regulations of the SEC, which provide that certain non-audit services accounting for less than five percent of the total fees paid to the independent auditor be approved by the Audit Committee retroactively. In accordance with the charter of the Audit Committee, approval can be made by the chairman of the Audit Committee (or any member of the Audit Committee if the chairman is not available) in between committee meetings and is required to disclose the pre-approved services to the Audit Committee at the next scheduled meeting.

Vote Required

The appointment of our independent registered public accounting firm will be ratified by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast will have no effect on this proposal.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for: (1) establishing and maintaining internal controls, and (2) preparing the Company’s consolidated financial statements. Our 2019 independent registered public accounting firm, Deloitte, was responsible for auditing our financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 with management and Deloitte;

•
discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the Audit Committee’s review and discussions with management and Deloitte, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Terence Montgomery (Chair)
John Eber
Charles Garner
Matthew Underwood

This report of the Audit Committee is required by the SEC and, in accordance with the rules and regulations of the SEC, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this Proxy Statement into any filing under the Securities Act of 1933 as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3 APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 100,000,000 SHARES OF COMMON STOCK TO 150,000,000 SHARES OF COMMON STOCK

On March 4, 2020, the Board adopted, subject to the approval of the stockholders, the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares of Common Stock to 150,000,000 shares of Common Stock.

The amended Section 4.1(b) reads as follows:

“Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 151,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

The full text of the Certificate of Amendment is attached as Appendix A to this Proxy Statement. You should read Appendix A carefully before you decide how to vote.

Reasons for the Amendment

The Company’s Certificate of Incorporation currently authorized 100,000,000 shares of Common Stock. We had 22,454,471 shares of Common Stock issued and outstanding on April 6, 2020. However, we have a significant amount of our authorized but unissued Common Stock reserved for issuance.

In addition to the issued and outstanding Common Stock, we also have an aggregate of 4,157,765 shares of Common Stock reserved for issuance under our Incentive Plan.

Furthermore, we also have 16,164,096 shares of Common Stock reserved for issuance under warrants, consisting of:

•
8,480,000 shares of Common Stock issuable upon exercise of 16,960,000 warrants originally sold as part of units in our initial public offering in July 2016, sold to investors as part of units in a private placement that closed concurrently with the consummation of our initial public offering in July 2016, and issued to the certain purchasers in connection with the closing of our Merger on March 26, 2018.

•
7,672,067 shares of Common Stock issuable upon exercise of warrants issued under the First Equity Commitment Agreement, Second Equity Commitment Agreement, Third Equity Commitment Agreement and Preferred Exchange Agreement.

•	12,029 shares of Common Stock issuable upon exercise of 12,029 warrants issued in our Rights Offering that was completed on March 4, 2020.

We have also issued an aggregate of 199,473.87 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock has a stated value of an amount equal to the sum of (i) $1,000, as may be equitably adjusted for any stock dividend or stock split, combination, reclassification or similar transaction, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share. If certain conditions to conversion are satisfied, including a lapse of sixty days from a required mandatory redemption failure, a majority of the holders of the Company's Series B Preferred Stock can elect to convert the Series B Preferred Stock into Common Stock. Each holder of Series B Preferred Stock will be issued a number of shares of Common Stock determined by dividing (i) the stated value plus, without duplication, accrued and unpaid dividends as of the conversion date by (ii) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date; provided, that, for so long as the Company is subject to the NASDAQ Marketplace Rules, clause (ii) shall equal the greater of (a) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date and (b) $0.28 (equitably adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

We are required at all times to reserve and keep available out of our authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series B Preferred Stock, and to take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock, including engaging in best efforts to obtain the requisite stockholder consent of any necessary amendment to the Certificate of Incorporation.

We further have 17,482.5 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock has a stated value with respect to a share of Series A Preferred Stock equal to the sum of (i) $1,000, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share, as may be equitably adjusted for any stock dividend or stock split, combination, reclassification or similar transactions

Any holder of Series A Preferred Stock may elect, by written notice to the Company:

•	at any time and from time to time on or after the third anniversary of issuance,

•
at any time and from time to time, if at such time the terms of the Series B Preferred Stock or of the Third A&R Credit Facility would prohibit the Company from paying dividends in cash pursuant to the Series A Certificate),

•	at any time any shares of Series B Preferred Stock is outstanding, or

•	at any time and from time to time on or after the occurrence of a non-payment event or default event until such non-payment event or default event is cured by the Company,

to cause the Company to convert, without the payment of additional consideration by such holder, all or any portion of the issued and outstanding shares of Series A Preferred Stock held by such holder, as specified by such holder in such notice, into a number of shares of Common Stock determined by dividing (i) the stated Value plus accrued and unpaid dividends as of the conversion date by (ii) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date; provided, however, that if a non-payment event or default event has occurred and has not been cured by the Company as of the conversion date, or if such holder is converting pursuant to the second or third bullet points above, the Company shall issue a number of shares of Common Stock determined by dividing (1) the stated value plus accrued and unpaid dividends as of the conversion date for the share(s) of Series A Preferred Stock to be converted by (2) the product of (x) 90% multiplied by (y) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date.

We are required to at all times reserve and keep available out of our authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock, including engaging in best efforts to obtain the requisite stockholder consent of any necessary amendment to the Certificate of Incorporation.

Accordingly, a significant portion of the Company’s authorized but unissued Common Stock is reserved for issuance under the warrants, Series B Preferred Stock and Series A Preferred Stock. Even though some of these securities, such as the Series B Preferred Stock, are not presently convertible, and some of the warrants described above have an exercise price above our current market price, we are required to reserve from our authorized but unissued Common Stock for their ultimate conversion or exercise. Without authorized but unissued Common Stock, the Company will be limited in its ability to issue additional shares of Common Stock, such as in connection with an acquisition, for equity awards, or for other financing activities.

The Board reserves the right, notwithstanding stockholder approval of the Certificate of Amendment, and without further action by the stockholders, to elect not to proceed with the Certificate of Amendment and abandon the Certificate of Amendment, if, at any time prior to filing the Certificate of Amendment, the Board determines that it is no longer in the best interests of the Company and its stockholders to proceed with Certificate of Amendment. If the Board elects to abandon the Certificate of Amendment, the number of authorized shares of Common Stock will remain 100,000,000. By approving this Proposal No. 3, you grant the Board discretionary authority to determine whether to proceed with the Certificate of Amendment.

Effect of the Issuance of Newly-Authorized Shares

The issuance by the Company of additional shares of Common Stock would have the effect of diluting the percentage ownership of current stockholders of the Company. In addition, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the number of outstanding shares of Common Stock would dilute the earnings per share and book value per share of outstanding shares of Common Stock.

Vote Required for Approval

The approval of the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares of Common Stock to 150,000,000 shares of Common Stock requires the affirmative vote of a majority of the outstanding Common Stock. Abstentions and broker non-votes will count as votes cast against on this proposal.

Recommendation
The Board of Directors unanimously recommends shareholders vote FOR the approval of the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares of Common Stock to 150,000,000 shares of Common Stock.

PROPOSAL NO. 4 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to approve, on an advisory basis, the compensation paid to our Named Executive Officers, as reported in this Proxy Statement.

This proposal, commonly known as the “say-on-pay” proposal, is advisory, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee of the Board of Directors. Nonetheless, the Board of Directors takes this vote and the opinions of our shareholders seriously, and the Compensation Committee will evaluate the outcome of this vote in making future compensation decisions with respect to our Named Executive Officers. The vote on this resolution is intended to address the Company’s overall compensation of our Named Executive Officers and our compensation philosophy and practices, as described in this proxy statement.

We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:

“RESOLVED, That the shareholders of Infrastructure and Energy Alternatives, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for our 2020 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion contained in this proxy statement.”

In considering how to vote on this proposal, we urge you to review the relevant disclosures in this Proxy Statement particularly the section titled “Executive Compensation,” which contains detailed information about our executive compensation program.

In prior years, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and were not required to hold a non-binding, advisory vote on the compensation of our Named Executive Officers. Therefore, this proposal is being presented to shareholders for the first time at this Annual Meeting.

Required Vote

The approval of the compensation of our Named Executive Officers, on an advisory basis, requires an affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

Recommendation

The Board of Directors unanimously recommends shareholders vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL NO. 5 TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF A VOTE APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In addition to providing shareholders with a non-binding advisory vote on the compensation for our Named Executive Officers, and in accordance with the rules of the Securities and Exchange Commission, we are also providing our shareholders with the opportunity to cast a non-binding advisory vote on how frequently we should seek an advisory vote on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “say on frequency” vote. Under this proposal, our shareholders may cast a non-binding advisory vote on whether they would prefer to have a vote on the compensation of our Named Executive Officers every year, every two years, or every three years.

Our Board believes that the non-binding advisory vote on the compensation program for our Named Executive Officers should be conducted every year, because it will give our shareholders a more frequent ability to provide feedback on our compensation program and practices.

Shareholders are not voting to approve or disapprove the recommendation of our Board of Directors. Instead, shareholders may cast a vote on their preferred voting frequency by choosing any of the following four options with respect to this proposal: “one year,” “two years,” “three years,” or “Abstain.” For the reasons discussed above, we are asking our stockholders to vote for a frequency of every year.

The option that receives the most votes cast at the 2020 Annual Meeting of Shareholders will be considered by our Board of Directors in determining the frequency that we will hold a shareholder vote to approve the compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure.

As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by shareholders in their vote on this proposal, and will consider the option that receives the most votes in determining the frequency of future votes on the compensation program for our Named Executive Officers.

Required Vote

The option that receives the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the shareholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation

The Board of Directors unanimously recommends shareholders vote FOR the option of a vote every year on the compensation program for our named executive officers.

EXECUTIVE OFFICERS

Below is a list of names, ages and a brief overview of the business experience of our executive officers:

Name	Age	Position/Title
John Paul Roehm	44	President and Chief Executive Officer
Peter J. Moerbeek	72	Interim Executive Vice President, Chief Financial Officer and Treasurer
Michael Stoecker	56	Executive Vice President and Chief Operating Officer
Gil Melman	54	Executive Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer
Chris Hanson	51	Executive Vice President of Wind Operations
Bharat Shah	62	Chief Accounting Officer
Brian Hummer	47	Executive Vice President, Operations

John Paul (“JP”) Roehm. See “Directors and Director Nominees” for Mr. Roehm’s biography.

Peter Moerbeek has served as our interim Executive Vice President, Chief Financial Officer and Treasurer since February 2020. Mr. Moerbeek previously served as Executive Vice President and Chief Financial Officer of Primoris Services Corporation from February 2009 through November 2018, and as a director for Primoris Services Corporation from July 2008 through November 2018, where he served as Chairman of the Audit Committee through February 2009. From 2006 through February 2009, Mr. Moerbeek was the Chief Executive Officer and a founder of a private equity-funded company engaged in the acquisition and operation of water and wastewater utilities. From August 1995 to June 2006, Mr. Moerbeek held several positions with publicly traded Southwest Water Company, a California based company which provided water and wastewater services, including as a director from 2001 to 2006; President and Chief Operating Officer from 2004 to 2006; President of the Services Group from 1997 to 2006; Secretary from 1995 to 2004; and Chief Financial Officer from 1995 to 2002. From 1989 to 1995, Mr. Moerbeek was the Vice President of Finance and Operations for publicly traded Pico Products, Inc., a manufacturer and distributor of cable television equipment. Mr. Moerbeek received a B.S. in Electrical Engineering and an MBA from the University of Washington and is a certified public accountant.

Michael Stoecker serves as Executive Vice President and Chief Operating Officer of the Company. He was promoted to Executive Vice President on March 4, 2020. Prior to that time he served as Vice President and Chief Operating Officer since April 2019. Before serving as Chief Operating Officer, Mr. Stoecker served various executive roles for Kenny Construction Company, a wholly owned subsidiary of Granite Constructions Incorporated (NYSE: GVA), most recently serving as President from February 2015 through April 2019. Prior to serving as President, Mr. Stoecker served as Chief Operating Officer from January 2013 to February 2015, Vice President of Power Operations from January 2008 to December 2012. Prior to Kenny Construction Company, Mr. Stoecker served as President of Alberici Group and various executive roles at other Alberici subsidiaries. Mr. Stoecker graduated from Iowa State University with a B.S. degree in Construction Engineering and has a J.D. degree from Saint Louis University.

Gil Melman serves as Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of the Company. He was promoted to Executive Vice President on March 4, 2020. Prior to that time he served as Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer since January 2019. Before serving as Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, Mr. Melman served as Vice President, General Counsel and Corporate Secretary for Spark Energy, Inc., a retail energy services company, from February 2014 through December 2018. Mr. Melman has served as general counsel of an oil and gas exploration and production company, and acted as general counsel and in-house counsel to several energy companies and a regional private equity fund. Mr. Melman began his career practicing corporate law with the law firm of Vinson & Elkins LLP, where he represented public and private companies, investment funds and investment banking firms in mergers and acquisitions and capital markets transactions, primarily in the energy industry. Mr. Melman holds a Bachelor of Business Administration degree in Accounting from The University of Texas at Austin and a Doctor of Jurisprudence from the University of Texas at Austin School of Law.

Chris Hanson has served as Executive Vice President of Wind Operations since the Merger in March 2018, and held the same position at IEA Services from March 2015 through the Merger. Prior to that, Mr. Hanson served as the Senior Vice President of

Operations of IEA Services’s White Construction subsidiary since 2004. Mr. Hanson has over 26 years of construction and engineering experience in the heavy civil, energy and manufacturing markets. As the Executive Vice President of Wind Operations, he is responsible for establishing and maintaining clear business operations direction based on market research, backlog, client feedback, economic outlook, political climate, and balance sheet vitality. His experience with project execution and estimating provides a solid understanding of the importance of keeping safety, quality, and cost control at the forefront of management accountability in the field.

Bharat Shah has served as Chief Accounting Officer since the closing of the Merger, and held the same position at IEA Services from November 2017 through the Merger. From April 2014 to October 2017, Mr. Shah served as the Corporate Controller of TerraForm Power, Inc., a company which owns and operates a diversified portfolio of solar and wind assets located in North America and Western Europe. Mr. Shah brings over 30 years of experiences in many industries, including energy and construction. As the Chief Accounting Officer, he is responsible for overseeing the financial reporting, tax compliance, internal audit, payroll and day-to-day accounting functions.

Brian Hummer serves as Executive Vice President of Operations of the Company. He was promoted to Executive Vice President on March 4th, 2020. Prior to that, he served as Vice President of Operations since the Merger, and held the same position at IEA Services from 2015 through the Merger. He has over 25 years of construction and engineering experience in the heavy civil and renewable energy markets. Since 2015 he has been responsible for various areas of our business including White Construction’s civil operations, the equipment management company, project controls, business development and estimating. Before that, from August 2006 to March 2015, Mr. Hummer was primarily responsible for managing the estimating group that was part of the growing wind business at White Construction and subsequently IEA Services. In 2018, he was tasked with managing our Specialty Civil and Renewables business segments including our new acquisitions, Saiia and the ACC Companies. Before joining IEA, he spent 3 years at the Walsh Group, a construction management services provider, estimating large heavy civil projects. Mr. Hummer began his career at Kokosing Construction Company, a general contractor, constructing large heavy civil projects. He graduated from the University of Illinois in Civil Engineering with a focus on geotechnical engineering and construction management in 1996 and is a professional engineer registered in Ohio.

Family Relationships

There are no family relationships between any of our executive officers or directors.

EXECUTIVE COMPENSATION

Overview

We are currently considered a Smaller Reporting Company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are permitted to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our principal executive officer and our two other most highly compensated executive officers serving at the fiscal year end. For the year ended December 31, 2019, our named executive officers the (“Named Executive Officers” or “NEOs”) were John Paul Roehm, our President and Chief Executive Officer, Andrew Layman, our former Chief Financial Officer, and Gil Melman, our Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer.

Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended December 31, 2019 and 2018 for the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Plan Compensation	All Other Compensation (3)	Total
JP Roehm, President and Chief Executive Officer	2019	$550,000	$—	$800,785	$—	$553,997	$31,002	$1,935,784
	2018	442,548	—	925,140	924,841	—	30,782	2,323,311
Andrew Layman, Chief Financial Officer	2019	$400,000	$—	$473,196	$—	$302,180	$29,857	$1,205,233
	2018	340,502	—	527,326	527,163	—	31,761	1,426,752
Gil Melman, Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer (4)	2019	$354,692	$160,000	$443,692	$—	$273,397	$103,769	$1,335,550
	2018	—	—	—	—	—	—	—

(1)
The amounts reflected in this column represent the grant date fair value of restricted stock unit awards granted to the Named Executive Officers pursuant to our Incentive Plan and Amended and Restated Incentive Plan (as defined below), computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. See “Note 11. Stock-Based Compensation” to our audited consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

(2)
The amounts reflected in this column represent the grant date fair value of option awards granted to the Named Executive Officers pursuant to our Incentive Plan and Amended and Restated Incentive Plan, computed in accordance with FASB ASC Topic 718. See “Note 11. Stock-Based Compensation” to our audited consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

(3)	Represents all other compensation paid to or earned by the Named Executive Officers, as provided in the chart below:

Name and Principal Position	Year	401K Company Match	Company Car (5)	Executive Life Insurance Imputed Income	Employer Costs of Insurance (Liability)	Company HSA Contribution	Other(6)	Total
JP Roehm	2019	$11,200	$2,842	$450	$15,010	$1,500	$—	$31,002
	2018	11,000	3,119	450	14,713	1,500	—	30,782
Andrew Layman	2019	11,200	1,112	1,035	15,010	1,500	—	29,857
	2018	9,819	4,786	943	14,713	1,500	—	31,761
Gil Melman	2019	—	1,517	395	13,199	—	88,658	103,769
	2018	—	—	—	—	—	—	—

(4)	Pursuant to the terms of his employment agreement, Mr. Melman received a hire bonus of $160,000, payable in two installments during the year ended December 31, 2019.

(5)	These amounts represent personal use of leased vehicles and car allowance.

(6)	Relocation allowance and temporary housing allowance.

Narrative Disclosure to the Summary Compensation Table

We were incorporated in the State of Delaware on August 4, 2015 under the name M III Acquisition Corp. as a SPAC formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 26, 2018, M III Acquisition Corp. consummated the Merger pursuant to the Merger Agreement. The following sections describe our compensation policies and elements following the Merger, as well as those existing prior to the Merger.

Our compensation policies and philosophies are designed to align compensation with business objectives and the creation of shareholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain executive officers. We seek to implement compensation policies and philosophies by linking a significant portion of executive officers’ cash compensation to performance objectives.

Compensation Following the Merger

Elements of Compensation

For periods following the Merger, our principal elements of compensation provided to the NEOs were base salaries, Incentive Plan and Amended and Restated Incentive Plan awards, awards under our Annual Incentive Compensation Program (“AICP”) and retirement, health, welfare and additional benefits.

Salary. The Named Executive Officers receive a base salary to compensate them for services rendered to us. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Incentive Plan Awards. On September 14, 2018, the Board granted 96,521 and 55,017 restricted stock units (“RSUs”) to Mr. Roehm and Mr. Layman, respectively, and 184,049 and 104,908 options (“Options”) to Mr. Roehm and Mr. Layman, respectively, under the 2018 IEA Equity Incentive Plan (the “Incentive Plan”). The grants were documented in RSU and Option Award Agreements, which provided for a vesting schedule and require continuing employment. The RSUs and Options vest:

•	50% after four years of continuous service from the closing date of the Merger, in equal installments of one-fourth on each of the first four anniversaries of the closing date of the Merger,

•
25% on the later of one year from the closing date of the Merger or the first date upon which the closing sale price of our Common Stock for any 20 trading days in a consecutive 30-day trading period equals or exceeds $12.00 per share, and

•
25% on the later of one year from the closing date of the Merger or the first date upon which the closing sale price of our Common Stock for any 20 trading days in a consecutive 30-day trading period equals or exceeds $14.00 per share.

On January 7, 2019, the Board granted 30,000 RSUs to Mr. Melman, which vest in three equal annual installments beginning on January 7, 2020, subject to the terms of the award agreement.

On June 3, 2019, the Board granted 188,571 and 111,429 performance-based RSUs to Mr. Roehm and Mr. Layman, respectively, and 125,714, 74,286 and 64,286 time-based RSUs to Mr. Roehm, Mr. Layman and Mr. Melman, respectively, under the Amended and Restated Incentive Plan (as defined below).

The number of performance-based RSUs granted that may become subject to vesting is based upon our actual Adjusted EBITDA for the applicable fiscal year relative to the Board approved Adjusted EBITDA goal. If a minimum Adjusted EBITDA target is not met, no performance-based RSUs will become subject to vesting. If the vesting thresholds are met, and depending upon the threshold, a minimum of 60%, and a maximum of 180%, of the performance-based RSUs subject to the award will become subject to vesting, as indicated below:

Actual Adjusted EBITDA	Vesting Percentage
90% of Target Adjusted EBITDA (threshold vesting)	60%
100% of Target Adjusted EBITDA	80%
110% of Target Adjusted EBITDA	100%
120% of Target Adjusted EBITDA	140%
130% of Target Adjusted EBITDA	160%
140% of Target Adjusted EBITDA (maximum vesting)	180%

After the number of performance-based RSUs that may become subject to vesting is determined, such number of performance-based RSUs will vest equally in one-third increments on each one, two and three year anniversary of the date of grant, subject to the terms of the award agreement.

The time-based RSUs will vest equally in one-third increments on each one, two and three year anniversary of the date of grant, subject to the terms of the award agreement.

Annual Incentive Compensation Program. On May 28, 2019, the Board adopted an Annual Incentive Compensation Program (the “AICP”). The AICP provides for awards of cash bonuses to eligible participants as a percentage of their base salary, which percentage depends upon the classification of the participant. Under the AICP, Mr. Roehm, Mr. Layman and Mr. Melman are entitled to earn up to 200%, 150% and 60% of their base salary, respectively.

The actual percentage of base salary awarded is determined by achievement of one or more of target Adjusted EBITDA on a consolidated basis, target total reportable incident rate on a consolidated basis or a business unit or operating company division basis, and target gross profit on a business unit or operating company division basis, depending upon the classification of the participant.

For the Named Executive Officers, the total potential award has two components: (1) 80% of the award is based upon actual Adjusted EBITDA on a consolidated basis, and (2) 20% of the award is based upon our total reportable incident rate (“TRIR”) on a consolidated basis.

Adjusted EBITDA for purposes of computing the bonus awards is calculated on the same basis as disclosed in our filings with the SEC. Our audited annual financial statements, on a consolidated basis, are used to determine whether the Adjusted EBITDA goal was met, and Adjusted EBITDA is calculated on a basis to include the payment of bonuses under the AICP as a deduction. TRIR for purposes of computing the bonus awards, as set forth herein, shall be determined by the Compensation Committee and approved by the Board each year.

The following table illustrates by example various levels of bonuses payable under the Adjusted EBITDA component under certain threshold, target and maximum amounts and other Adjusted EBITDA assumptions:

Actual Adjusted EBITDA	Percentage of Adjusted EBITDA Component Earned
90% of Target Adjusted EBITDA (threshold award)	50%
100% of Target Adjusted EBITDA	80%
110% of Target Adjusted EBITDA	100%
125% of Target Adjusted EBITDA	150%
150% of Target Adjusted EBITDA (maximum award)	200%

The following table illustrates by example various levels of bonuses payable under the TRIR component under certain threshold, target and maximum amounts and other TRIR assumptions:

Actual Results (TRIR)	Percentage of TRIR Component Earned
1.70 (threshold)	50%
1.40	80%
1.20	100%
0.95	150%
0.70 (maximum)	200%

Amended and Restated Incentive Plan

Our Board approved the 2018 IEA Equity Incentive Plan (the “Incentive Plan”) on February 6, 2018, which became effective upon the closing of the Merger. On April 12, 2019, our Board adopted an Amended and Restated Incentive Plan (the “Amended and Restated Incentive Plan”), subject to shareholder approval, in order to increase the number of authorized shares of Common Stock under the Incentive Plan. On June 3, 2019, our shareholders approved the Amended and Restated Incentive Plan and it became effective.

Purpose. The purpose of the Amended and Restated Incentive Plan is to further align the interests of eligible participants with those of our shareholders by providing long-term incentive compensation opportunities tied to our performance and Common Stock. The Amended and Restated Incentive Plan is intended to advance our interests and increase shareholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Amended and Restated Incentive Plan.

Administration and Eligibility. The Compensation Committee of our Board (or subcommittee thereof, if necessary) administers the Amended and Restated Incentive Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended and Restated Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended and Restated Incentive Plan. The Compensation Committee has full discretion to administer and interpret the Amended and Restated Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Any of our current or prospective employees, directors, officers, consultants or advisors or of affiliates who are selected by the Compensation Committee are eligible for awards under the Amended and Restated Incentive Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the Amended and Restated Incentive Plan.

Number of Shares Authorized. The Amended and Restated Incentive Plan provides for the issuance of up to 4,157,765 shares of Common Stock. No more than 4,157,765 shares Common Stock may be issued with respect to incentive stock options under the Amended and Restated Incentive Plan. Such number includes 2,945,699 shares of Common Stock subject to awards granted or settled under the 2018 IEA Equity Incentive Plan.

If any award granted under the Amended and Restated Incentive Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our Common Stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the Amended and Restated Incentive Plan.

Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Amended and Restated Incentive Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the Amended and Restated Incentive Plan, the number of shares covered by awards then outstanding under the Amended and Restated Incentive Plan, the limitations on awards under the Amended and Restated Incentive Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as it may determine appropriate.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the Amended and Restated Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us or with which we combine, which are referred to herein as “Substitute Awards.”

•
Stock Options. The Compensation Committee is authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Amended and Restated Incentive Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the Amended and Restated Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Amended and Restated Incentive Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the Amended and Restated Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended and Restated Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by our insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our Common Stock valued at the fair market value at the time the option is exercised, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of Common Stock will be settled in cash.

•
Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the Amended and Restated Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended and Restated Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the Amended and Restated Incentive Plan will be ten years from the date of grant. The remaining terms of each grant of SARs shall be established by the Compensation Committee and reflected in the award agreement.

•
Restricted Stock. The Compensation Committee is authorized to grant restricted stock under the Amended and Restated Incentive Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.

•
Restricted Stock Unit Awards. The Compensation Committee is authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our Common Stock, earned in respect of such restricted stock unit award of units earned, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled.

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Other Stock-Based Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Effect of a Change in Control. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and us, in the event that a participant’s employment or service is involuntarily terminated other than for cause (and other than due to death or disability) within the 12-month period following a change in control then the Compensation Committee may provide, (i) all then-outstanding options and SARs will become immediately exercisable as of such participant’s date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable performance goals); provided that, in the case of any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Compensation Committee and prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of our Common Stock received or to be received by our other stockholders in the event. Notwithstanding the above, the compensation committee shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Amended and Restated Incentive Plan).

Amendment. The Board may amend, suspend or terminate the Amended and Restated Incentive Plan at any time, subject to stockholder approval if necessary to comply with any tax, NASDAQ or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes) and (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our Common Stock is listed. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

Effective Date; Term. The Amended and Restated Incentive Plan became effective on June 3, 2019. No award will be granted under the Amended and Restated Incentive Plan on or after the tenth anniversary of the Amended and Restated Incentive Plan becoming effective. Any award outstanding under the Amended and Restated Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

2018 Employment Agreements

We entered into employment agreements in March 2018 with Mr. Roehm and Mr. Layman, which agreements superseded in their entirety the previous employment agreements. In January 2019, we entered into an employment agreement with Mr. Melman.

Pursuant to their employment agreements as originally entered, Messrs. Roehm, Layman and Melman earn a base salary, which may be increased on an annual basis. For the year ended December 31, 2019, Messrs. Roehm, Layman and Melman earned base salaries of $550,000, $400,000 and $360,000, respectively.

The employment agreements for Messrs. Roehm, Layman and Melman contain a 24-month, 18-month and 12-month post-employment non-compete and non-solicit provision, respectively. The employment agreements provide that the executives will be eligible to receive grants of options to acquire Common Stock which will be subject to vesting over a four-year period, with the amount and other terms and conditions as determined by the Compensation Committee.

If Mr. Roehm’s employment is terminated by us without “cause” or if he resigns for “good reason,” then he will be eligible to receive severance equal to (i) 18 months base salary plus $1,000 per month, payable over 18 months and (ii) a pro-rated bonus for the year of termination. The severance is conditioned on his executing a release of claims in favor of us and continued compliance with the terms of the employment agreement.

If the employment of Mr. Layman or Mr. Melman is terminated by us without “cause” or if the executive resigns for “good reason,” then the executive will be eligible to receive severance equal to (i) 12 months base salary, payable over 12 months and (ii) a pro-rated bonus for the year of termination. The severance is conditioned on their execution of a release of claims in favor of us and continued compliance with the terms of the employment agreements.

For purposes of these employment agreements, “cause” means (i) the executive’s substantial and repeated failure to perform duties as reasonably directed by the Board (not as a consequence of disability) after written notice thereof and failure to cure within 10 days; (ii) the executive’s misappropriation or fraud with regard to us or our affiliates or our or their respective assets; (iii) conviction of, or the pleading of guilty or nolo contendere to, a felony, or any other crime involving either fraud or a breach of the executive’s duty of loyalty with respect to the us or any affiliates, or any of its customers or suppliers that results in material injury to us or any of our affiliates; (iv) the executive’s violation of our written policies or the policies of any of our affiliates, or other misconduct in connection with the performance of his duties that in either case results in material injury to the us or any affiliates, after written notice thereof and failure to cure within 10 days; or (v) the executive’s breach of any material provision of the employment agreement, including without limitation the confidentiality and non-disparagement provisions and the non-competition and non-solicitation provisions to which the executive is subject.

For purposes of these employment agreements, “good reason” means the occurrence of any of the following events without executive’s prior express written consent: (i) any reduction in executive’s base salary or target bonus percentage, or any material diminution in executive’s authorities, titles or offices, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to an executive with his title of a corporation of our size and nature; (ii) any relocation of executive’s principal place of employment, to a location more than 75 miles from the executive’s principal place of employment on the date hereof; or (iii) any material breach by us, or any of our affiliates, of any material obligation to executive; provided however, that prior to resigning for “good reason,” executive shall give written notice to us of the facts and circumstances claimed to provide a basis for such resignation not more than 30 days following his knowledge of such facts and circumstances, and we shall have 30 days after receipt of such notice to cure such facts and circumstances.

Compensation Prior to the Merger

Elements of Compensation

For periods prior to the Merger, the principal elements of compensation provided to the NEOs were base salaries, non-equity plan compensation, incentive unit awards and retirement, health, welfare and additional benefits.

Salary. Prior to the Merger, the Named Executive Officers received a base salary to compensate them for services. The base salary payable to each Named Executive Officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Non-Equity Plan Compensation. Prior to the Merger and pursuant to the terms of their prior employment agreements, our Named Executive Officers were eligible to receive cash bonuses based on our performance and the performance of our subsidiaries. The prior cash bonus plan was terminated in connection with the Merger.

Incentive Unit Awards. Prior to the Merger, IEA LLC, our owner prior to the Merger granted the Named Executive Officers an interest in IEA LLC by awarding Class B Profits Units of IEA LLC (“Class B Profits Units”) pursuant to the Infrastructure and Energy Alternatives, LLC 2011 Profits Interest Unit Incentive Plan, as amended (the “Profits Interest Plan”), and the Fourth Amended and Restated Limited Liability Company Agreement of IEA LLC, dated as of February 22, 2017, as amended from time to time (the “IEA LLC Agreement”). IEA LLC established the Profits Interest Plan to align the interests of executive officers and management investors with those of its other equity investors and to encourage executive officers and management investors to continue to operate the business in a manner that enhances equity value. Following the consummation of the Merger, the Class B Profit Units of the Named Executive Officers were forfeited we entered into the Incentive Plan.

Outstanding Equity Awards at 2019 Year End

The following table reflects information regarding outstanding options and restricted stock unit awards held by our Named Executive Officers as of December 31, 2019.

		Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
JP Roehm	9/14/2018	23,006	—	161,043	10.37	9/14/2028	—	—	84,455	271,945
	6/3/2019	—	—	—	—	—	—	—	160,285	516,118
	6/3/2019	—	—	—	—	—	—	—	125,714	404,799
Andrew Layman	9/14/2018	13,114	—	91,794	10.37	9/14/2028	—	—	48,139	155,008
	6/3/2019	—	—	—	—	—	—	—	94,715	304,982
	6/3/2019	—	—	—	—	—	—	—	74,286	239,201
Gil Melman	1/7/2019	—	—	—	—	—	—	—	30,000	96,600
	6/3/2019	—	—	—	—	—	—	—	64,286	207,001
(1)    For a description of the vesting terms and conditions please see “-Compensation Following the Merger-Elements of Compensation.”
(2)    Represents the market value of each award based on the closing price of $3.22 of our Common Stock on December 31, 2019.

Director Compensation
Independent directors are paid a $125,000 retainer for serving as a director. In addition, the following payments are applicable based on participation on the following committees:

Committee	Chair	Member
Audit	$25,000	$10,000
Nominating and Governance	25,000	10,000
Compensation	25,000	10,000
Bid Review	65,000	15,000
Investment	25,000	10,000
Special Committee	—	15,000

One-half of each director’s retainer, as well as one-half of all fees earned for serving as a chair or member of a committee, is paid in the form of cash. The remainder of any director fees and fees earned for serving as a chair or member of a committee is paid in the form of RSUs under the Incentive Plan, with the RSUs vesting on the one year anniversary of the date of grant. Directors are reimbursed for their reasonable expenses incurred to attend Board and committee meetings and in their performance of director duties. The Compensation Committee may also make discretionary awards to non-employee directors, although no awards were made during the year ended December 31, 2018. Directors who are also employees do not receive any additional compensation for their service on our Board.

The Directors are reimbursed for their reasonable expenses incurred to attend Board and committee meetings and in their performance of director duties. The Compensation Committee may also make discretionary awards to non-employee directors, although no awards were made during the year ended December 31, 2019. Directors who are also employees do not receive any additional compensation for their service on our Board.

The following table shows information about non-employee director compensation for the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash		Stock Awards (1)(2)	All Other Compensation(3)	Total ($)
Mohsin Meghji (4)	$112,500		$97,500	$—	$210,000
Charles Garner (4)	95,000		80,000	—	175,000
Ian Schapiro	87,500		87,500	—	175,000
Peter Jonna	67,500		67,500	—	135,000
Terence Montgomery	82,500		82,500	—	165,000
Derek Glanvill	550,000	(3)	100,000	—	650,000
John M. Eber	85,000		70,000	—	155,000

(1)    The amounts reflected in this column represent the grant date fair value of RSUs granted to the non-employee directors representing one-half of the retainer, as well as one half of all fees for serving as a chair or member of a committee pursuant to our Incentive Plan (as defined below), computed in accordance with FASB ASC Topic 718. See “Note 11. Stock-Based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 for additional detail regarding assumptions underlying the value of these equity awards.

(2)    The following table shows, as of December 31, 2019, the aggregate number of RSUs outstanding for each non-employee director:

Name	Restricted Stock Units Outstanding at December 31, 2019
Mohsin Meghji (4)	17,599
Charles Garner (4)	14,440
Ian Schapiro	15,794
Peter Jonna	12,184
Terence Montgomery	14,892
Derek Glanvill	18,051
John M. Eber	12,635

(3)
On February 13, 2019, Mr. Glanvill entered into Letter Agreement with the Company and was appointed Vice Chairman of the Board through December 31, 2019. As Vice Chairman of the Board, Mr. Glanvill acts as the primary director liaison between the Board and management, and provides guidance to management (which guidance excludes any policy making function). In addition to his standard retainer as a director, Mr. Glanvill received $450,000 director fees annually for serving as Vice Chairman of the Board during the year ended December 31, 2019.

(4)
RSUs granted to Mr. Garner are for the benefit of Mr. Meghji pursuant to his right to appoint a designee to the Board pursuant to the Investor Rights Agreement (as defined below) and are issued to Mr. Meghji.

Equity Plan Compensation Information

The following table shows information as of December 31, 2019 about the Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan, as amended and restated on June 3, 2019 (the “Incentive Plan”). The Incentive Plan is currently the only plan under which our equity securities are authorized for issuance. The Incentive Plan was originally approved by our shareholders in connection with the Merger, and an amendment and restatement of the Incentive Plan was approved by our shareholders on June 3, 2019.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)
Equity compensation plans approved by security holders	2,734,759	5.81	1,212,066
Equity compensation plans not approved by security holders	—	—	—
Total	2,734,759	5.81	1,212,066

(1)    This column reflects the maximum number of shares of Common Stock that may be issued under outstanding and unvested restricted stock units (“RSUs”) and stock options at December 31, 2019.
(2)    This column reflects the total number of shares Common Stock remaining available for issuance under the Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions
We have adopted a Related Person Transactions Policy and Procedures that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which:

•	we (including any of our subsidiaries) were, are or will be participants,

•	the amount involved exceeds $120,000, and

•	a related person has or will have a direct or indirect interest.

Various transactions are not covered by this policy, including:

•
compensation (a) to an executive officer or director if the compensation is required to be reported in our proxy statement pursuant to Item 402 of Regulation S-K or (b) to an executive officer, if such compensation would have been required to be reported under Item 402 as compensation earned for services if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to the Board for approval, by the Compensation Committee, provided that such executive officer is not an immediate family member of another related Person,

•
transactions that are in Company’s ordinary course of business and where the interest of the related Person arises only (a) from the related person’s position as a director of another corporation or organization that is a party to the transaction; (b) from the direct or indirect ownership by such related person and all other related persons, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction; from both such positions described in (a) and such ownership described in (b); or (c) from the related person’s position as a limited partner in a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 5%, and the related person is not a general partner of and does not have another position in the partnership, and

•
transactions that are in our ordinary course of business and where the interest of the related person arises solely from the ownership of a class of our equity securities and all holders of such class of equity securities will receive the same benefit on a pro rata basis.

A “related person” is any person who is, or at any time since the beginning our last fiscal year was, a director or executive officer or a nominee to become a director; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Audit Committee is responsible for applying our Related Person Transactions Policy and Procedures. The Audit Committee will review the relevant facts and circumstances of each related person transaction, including (if applicable) but not limited to whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Certificate of Incorporation and our Code of Ethics, as applicable, and either approve or disapprove the related person transaction. Any related person transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction. No director may participate in approval of a related person transaction for which he or she is a related person.

Transactions with Related Parties

First Equity Commitment Agreement

On May 14, 2019, we entered into an Equity Commitment Agreement with ASSF IV (a fund affiliated with Ares) and OT POF (a fund managed by Oaktree) and Oaktree Power III. On May 20, 2019, we entered into First Equity Commitment Agreement, which amended and restated the Equity Commitment Agreement dated May 14, 2019, pursuant to which we issued and sold on May 20, 2019, 50,000 shares of Series B-1 Preferred Stock and the First ECA Warrants to purchase 2,545,934 shares of Common Stock. The net proceeds to us were approximately $41.2 million after deducting estimated expenses payable by us. The First Equity Commitment Agreement, and the issuance of the Series B-1 Preferred Stock and First ECA Warrants was approved by the Special Committee and, upon recommendation of such Special Committee, by the full Board.

Each First ECA Warrant is evidenced by a warrant certificate (the “Warrant Certificate”). The Warrant Certificate provides that each First ECA Warrant is exercisable into Common Stock at an exercise price per share of $0.0001 (the “Exercise Price”). The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the First ECA Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the First ECA Warrant adjusts for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

In addition to the First ECA Warrants issued on May 20, 2019, we may be required to issue additional warrants to purchase Common Stock depending upon EBITDA (calculated on a last twelve month basis) on the last calendar day of each month during the twelve month period commencing on the first anniversary of May 20, 2019 and ending on the second anniversary of May 20, 2019, as follows: (1) if EBITDA is greater than or equal to $100.0 million, no additional warrants are required to be issued, (2) if EBITDA is less than $87.5 million, 1,335,149 additional warrants are required to be issued, and (3) if greater than or equal to $87.5 million, but less than $100.0 million additional warrants up to 1,335,149 must be issued depending upon actual EBITDA during the measurement period.

In addition to the First ECA Warrants issued on May 20, 2019, the First Equity Commitment Agreement provides that, subject to any required shareholder approval, within five (5) business days after any issuance, from time to time, of shares of Common Stock to:

•	Oaktree or its affiliates pursuant to Section 3.6 of the Merger Agreement;

•	upon the conversion of any shares of Series A Preferred Stock;

•	upon the exercise of any warrant with an exercise price of $11.50 or higher; and

•
upon the exercise of any equity issued pursuant to our long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the “Additional Common Stock”), then we shall issue to ASSF IV and OT POF (or such affiliate as they may direct), a number of additional warrants to purchase shares of Common Stock equal to: (x) the number of shares of such Additional Common Stock multiplied by (y) the Applicable Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019. For these purposes, “Applicable Share Factor” means, (a) with respect to a calculation made with respect to an issuance to ASSF IV, 3/45 and (b) with respect to a calculation made with respect to an issuance to OT POF, 2/45.

Second Equity Commitment Agreement

On August 13, 2019, we entered into the Second Equity Commitment Agreement with ASSF IV and ASOF Holdings (each a fund affiliated with Ares), IEA LLC (a holding company for Oaktree and our prior parent), OT POF and Oaktree Power III, pursuant to which we agreed to issue and sell 50,000 shares of Series B-2 Preferred Stock and Second ECA Warrants to purchase 900,000 shares of our Common Stock to ASSF IV and ASOF Holdings. On August 30, 2019, we completed the transactions under the Second Equity Commitment Agreement and issued and sold 50,000 shares of Series B-2 Preferred Stock and the Second ECA Warrants to ASSF IV and ASOF Holdings.

Each Second ECA Warrant is evidenced by a Warrant Certificate. The Warrant Certificate provides that each Second ECA Warrant is exercisable into Common Stock at an Exercise Price per share of $0.0001. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the Second ECA Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Second ECA Warrant adjusts for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

In addition to the 900,000 Second ECA Warrants issued on August 30, 2019, the Second Equity Commitment Agreement provides that, subject to any required shareholder approval, within five (5) business days after any issuance, from time to time, of shares of Common Stock to:

•	Oaktree or its affiliates pursuant to Section 3.6 of the Merger Agreement;

•	upon the conversion of any shares of Series A Preferred Stock;

•	upon the exercise of any warrant with an exercise price of $11.50 or higher; and

•
upon the exercise of any equity issued pursuant to our long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the “Additional Common Stock”), then we shall issue to ASSF IV and ASOF Holdings (or such affiliate as they may direct) a number of additional warrants to purchase shares of Common Stock equal to: (x) the number of shares of such Additional Common Stock multiplied by (y) the Applicable Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019.

In addition to the 900,000 Second ECA Warrants issued on August 30, 2019, the Second Equity Commitment Agreement also provides that, within five (5) business days after any issuance, from time to time, of shares of warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, we shall issue to ASSF IV and ASOF Holdings (or such affiliate as they may direct), a number of additional warrants equal to (x) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (y) the Applicable Warrant Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019. For these purposes, “Applicable Share Factor” means 81/2255 and “Applicable Warrant Factor” means 81/2255.

Therefore, in addition to the 900,000 Second ECA Warrants issued on August 30, 2019, we may be required to issue additional warrants for additional shares of Common Stock under the Second Equity Commitment Agreement. The exact amount of additional warrants is unknown and dependent upon future events and circumstances, some of which are outside of our control.

Third Equity Commitment Agreement

Series B-3 Preferred Stock and Third ECA Warrants

On October 29, 2019, were entered into the Third Equity Commitment Agreement with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III, pursuant to which we agreed to issue and sell 80,000 shares of Series B-3 Preferred Stock and the Third ECA Warrants to purchase 3,568,750 shares of our Common Stock to ASSF IV and ASOF Holdings (each a fund affiliated with Ares). On November 14, 2019, we completed the transactions under the Third Equity Commitment Agreement and issued and sold 80,000 shares of Series B-3 Preferred Stock and the Third ECA Warrants to ASSF IV and ASOF Holdings.

Each Third ECA Warrant is evidenced by a Warrant Certificate. The Warrant Certificate provides that each Third ECA Warrant is exercisable into Common Stock at an Exercise Price of $0.0001. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the Third ECA Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Third ECA Warrant adjusts for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

In addition to the 3,568,750 Third ECA Warrants issued on November 14, 2019, the Third Equity Commitment Agreement provides that, subject to any required stockholder approval, within five (5) business days after:

•	any issuance, from time to time, following the Warrant Measurement Date (as defined below), of shares of Common Stock:

•	to Oaktree or its affiliates pursuant to Section 3.6 of the Merger Agreement;

•	upon the conversion of any shares of Series A Preferred Stock;

•	upon the exercise of any warrant with an exercise price of $11.50 or higher; and

•
upon the exercise of any equity issued pursuant to our long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the “Additional Common Stock”), then, we shall issue:

•
to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional warrants equal to (I) the number of shares of such Additional Common Stock multiplied by (II) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

•
to OT POF, a number of additional warrants equal to (I) the number of shares of such Additional Common Stock multiplied by (II) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since the November 14, 2019.

•	the Warrant Measurement Date, we shall issue:

•
to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional warrants equal to (I) the aggregate number of shares of Additional Common Stock issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (II) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

•
to OT POF, a number of additional Warrants equal to (I) the number of shares of Additional Common Stock issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (II) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019;

provided, that, if no shares of Additional Common Stock are issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date, then no additional warrants shall be issued.

Furthermore, in addition to the 3,568,750 Third ECA Warrants issued on November 14, 2019 and the warrant adjustments described above, the Third Equity Commitment Agreement provides that, within five (5) business days after:

•	any issuance, from time to time following the Warrant Measurement Date, of warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, then we shall issue:

•
to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional Warrants equal to (1) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (2) the Applicable Ares Share

Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

•
to OT POF, a number of additional warrants equal to (1) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (2) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

•	the Warrant Measurement Date, then we shall issue:

•
to ASSF IV and ASOF Holdings (or their or their affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional warrants equal to (1) the aggregate number of shares of warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (2) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

•
to OT POF, a number of additional warrants equal to (1) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (2) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate (as defined below)) that have occurred since November 14, 2019;

provided, that, if no warrants are issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date, then no additional warrants shall be issued to any person.

For these purposes:

•
“Warrant Measurement Date” means the 2020 Commitment Closing (as defined below) (or if earlier, the termination of the obligations of the Backstop Parties set forth in Section 9.18 of the Third Equity Commitment Agreement).

•	“Applicable Ares Share Factor” means, (x) the product of (a) Applicable Overall Share Factor and (b) Applicable Ares Percentage minus (y) 81/2255.

•
“Applicable Overall Share Factor” means a fraction (x) the numerator of which is the Applicable Factor (defined as the product of (a) 18% multiplied by (b) a quotient (i) the numerator of which is the Applicable Funded Amount (defined as the sum of (a) $130,000,000, (b) the portion (if any) of the 2019 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us and (c) the portion (if any) of the 2020 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us) and (ii) the denominator of which is $160,000,000), and (y) the denominator of which is (i) one (1) minus (ii) the Applicable Factor (as defined above).

•
“Applicable Ares Percentage” means, a fraction, expressed as a percentage (a) the numerator of which is the sum of (i) $130,000,000, (ii) the portion (if any) of the 2019 Commitment Purchase Price actually paid to us by ASSF IV and ASOF Holdings or their or their respective affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts and (iii) the portion (if any) of the 2020 Commitment Purchase Price actually paid to us by ASSF IV and ASOF Holdings or their or their respective affiliates’ managed funds, investment vehicles, co-investment vehicles and/or accounts and (b) the denominator of which is the Applicable Funded Amount (as defined above).

•	“Applicable Oaktree Share Factor” means, (x) the product of (a) Applicable Overall Share Factor (as defined above) and (b) Applicable Oaktree Percentage.

•
“Applicable Oaktree Percentage” means, a fraction, expressed as a percentage (a) the numerator of which is the sum of (i) the portion (if any) of the 2019 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us by OT POF and (ii) the portion (if any) of the 2020

Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us by OT POF and (b) the denominator of which is the Applicable Funded Amount (as defined above).

Accordingly, in addition to the 3,568,750 Third ECA Warrants issued on November 14, 2019, we may be required to issue additional warrants. The exact amount of additional warrants is unknown and dependent upon future events and circumstances, some of which are outside of our control.

2019 Commitment

Pursuant to Section 9.17 of the Third Equity Commitment Agreement, ASSF IV, ASOF Holdings and OT POF (each a “Backstop Party” and collectively, the “Backstop Parties”) committed to purchase up to an additional 15,000 shares of Series B-3 Preferred Stock and warrants to purchase 515,625 shares of Common Stock (the “2019 Commitment Warrants”) (collectively, the “2019 Commitment”), subject to certain conditions as set forth in the Third Equity Commitment Agreement. The 2019 Commitment was not triggered under the Third Equity Commitment Agreement and, accordingly, no additional shares of Series B-3 Preferred Stock or 2019 Commitment Warrants were issued under the Third Equity Commitment Agreement.

Each 2019 Commitment Warrant would have been evidenced by a Warrant Certificate. The Warrant Certificate would provide that each 2019 Commitment Warrant would be exercisable into Common Stock at the Exercise Price. The Exercise Price could have been paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the 2019 Commitment Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the 2019 Commitment Warrant would have adjusted for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

The 2019 Commitment would have been triggered if, following November 14, 2019, but prior to December 20, 2019, we had not repaid an aggregate principal amount of at least $15,000,000 of Term Loans (in addition to the Senior Repayment Amount to be paid in connection with closing the transactions under the Third Equity Commitment Agreement on November 14, 2019) using Permitted Deleveraging Cash without the applicability of, and without triggering, any make-whole premium set forth in the Third A&R Credit Agreement. We were required to exercise the obligation of each Backstop Party to effect the 2019 Commitment by delivering a written notice to each Backstop Party on or before December 20, 2019, which notice would have set forth the aggregate dollar value of the amount of Series B-3 Preferred Stock that each Backstop Party would have been required to purchase (the “2019 Commitment Purchase Price”) which amount would have equaled such Backstop Party’s Backstop Pro Rata Share of the Called 2019 Commitment, which in no event would have exceeded such Backstop Party’s 2019 Commitment Amount. However, other than as required pursuant to the Third A&R Credit Agreement and other than the use of amounts funded in respect of the 2019 Commitment Purchase Price and the 2020 Commitment Purchase Price (as defined below), in no event would we have been permitted to repay or commit to repay any Term Loans using Permitted Deleveraging Cash unless at the time of repayment of such term loans, the Repayment Condition is satisfied.

The closing of the purchase of Series B-3 Preferred Stock (and the corresponding 2019 Commitment Warrants) by each Backstop Party (the “2019 Commitment Closing”) would have been consummated on or prior to December 31, 2019 (the “2019 Commitment Closing Date”). At the 2019 Commitment Closing, each Backstop Party would have paid to us its 2019 Commitment Purchase Price by wire transfer of immediately payable funds to an account specified in writing by us in exchange for (i) a number of fully paid and non-assessable shares of Series B-3 Preferred Stock determined by dividing such Backstop Party’s 2019 Commitment Purchase Price by the Per Share Purchase Price, (ii) a number of 2019 Commitment Warrants equal to the product of (x) such Backstop Party’s 2019 Commitment Purchase Price multiplied by (y) a fraction equal to 5,500,000/160,000,000, in each case, free and clear of all liens, (iii) its Backstop Pro Rata Share of the 2019 Commitment Fees by wire transfer of immediately available funds to such accounts as designated by each Backstop Party, and (iv) its Expense Reimbursement Payment to the extent not previously paid (which may be set off against such Backstop Party’s 2019 Commitment Amount, at such Backstop Party’s option). At the 2019 Commitment Closing, we would have been required to use the proceeds from the 2019 Commitment Purchase Price exclusively to repay term loans under the Third A&R Credit Agreement.

The obligation of each Backstop Party to consummate the 2019 Commitment was subject to satisfaction (or waiver by each Backstop Party in their sole discretion) of the following conditions on or prior to the 2019 Commitment Closing:

•
since the closing of the transactions contemplated by the Third Equity Commitment Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Third Equity Commitment Agreement);

•	all authorizations, approvals, consents or clearances under applicable law required in connection with the transactions contemplated by the 2019 Commitment shall have been obtained or filed;

•
no applicable law will have been enacted or made effective and no order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by Third Equity Commitment Agreement, and no action by a governmental entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the 2019 Commitment;

•
we shall have performed and complied, in all material respects, with all of our covenants and agreements contained in the Third Equity Commitment Agreement related to the 2019 Commitment that contemplate, by their terms, performance or compliance prior to the 2019 Commitment Closing;

•
the Fundamental Representations (as defined in the Third Equity Commitment Agreement) shall be true and correct in all respects as of the closing of the transactions contemplated by the Third Equity Commitment Agreement and as of the 2019 Commitment Closing as though made at and as of the 2019 Commitment Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and we shall have delivered a certificate duly executed by our Chief Executive Officer certifying that the conditions set forth in clauses (i), (iv) and (v) of Section 9.17 of the Third Equity Commitment Agreement have been fully satisfied;

•	the closing of the transactions contemplated by the Third Equity Commitment Agreement shall have occurred;

•
evidence in form and substance reasonably acceptable to each Backstop Party shall be delivered to such Backstop Party that the 2019 Commitment Purchase Price will be used to repay Term Loans and that following such payment, we shall have repaid no less than $95,000,000 of Term Loans following November 14, 2019 and prior to December 31, 2019 (including payment of the Senior Repayment Amount on November 14, 2019) without triggering or being subject to the make-whole premium set forth in the Third A&R Credit Agreement;

•
the other deliverables and actions contemplated by the Third Equity Commitment Agreement shall have been made or taken with respect to the transactions contemplated by the 2019 Commitment, mutatis mutandis; and

•
in the case of (1) ASSF IV and ASOF Holdings, the Backstop Party (other than ASSF IV and ASOF Holdings) shall have funded to us its 2019 Commitment Purchase Price and (2) the Backstop Party (other than ASSF IV and ASOF Holdings), ASSF IV and ASOF Holdings shall have funded to us their 2019 Commitment Purchase Price.

The obligation of each Backstop Party pursuant to the 2019 Commitment could have been terminated prior to the 2019 Commitment Closing as follows:

•	by mutual written agreement of us and the Backstop Parties;

•	automatically upon termination of the Third Equity Commitment Agreement pursuant to Article VIII of the Third Equity Commitment Agreement;

•
automatically (unless the Backstop Parties otherwise direct) if the 2019 Commitment Closing has not occurred by January 31, 2020, provided, that this right shall not be available to any party (treating ASSF IV and ASOF Holdings as a single party and, separately, Oaktree as a single party) whose breach of any representation, warranty, covenant or other agreement contained in this Agreement is the primary cause of the failure of the 2019 Commitment Closing to occur prior to such date); and

•
by us following such time as the amount of Permitted Deleveraging Cash actually used, or irrevocably committed (in accordance herewith) to be used, by us following November 14, 2019 to repay term loans on or prior to December 31, 2019 without triggering or being subject to the make-whole premium set forth in the Third A&R Credit Agreement is equal to or exceeds $15,000,000; provided, that, any termination pursuant to the foregoing shall be subject to the payment of the 2019 Commitment Fees by us.

For these purposes:

•
“Senior Repayment Amount” means an amount equal to no less than $80,000,000, which Senior Repayment Amount is the amount of the term loans that is to be repaid in connection with the closing of the transactions under the Third Equity Commitment Agreement.

•	“Backstop Pro Rata Share” means 50% with respect to the Ares Commitment Parties (split equally between ASSF IV and ASOF Holdings) and 50% with respect to OT POF.

•
“Permitted Deleveraging Cash” means Unrestricted Cash (defined as, at any date of measurement, our cash or cash equivalents of us and our subsidiaries that would not appear as “restricted” on a consolidated balance sheet), other than the proceeds generated by or on our behalf or any of our subsidiaries from the proceeds of any sale leaseback transaction, capital lease or other incurrence of indebtedness as defined in the Third A&R Credit Agreement.

•	“2019 Commitment Amount” means $7,500,000 with respect to the Ares Commitment Parties (split equally between ASSF IV and ASOF Holdings) and $7,500,000 with respect to OT POF.

•
“Called 2019 Commitment” means an amount in cash equal to (x) $15,000,000, less (y) the amount of Permitted Deleveraging Cash actually used, or irrevocably committed (in accordance herewith) to be used, by us following November 14, 2019 to repay term loans on or prior to December 31, 2019 without triggering or being subject to the make-whole premium set forth in the Third A&R Credit Agreement.

•
“Repayment Condition” means, that after giving effect to a proposed repayment of the term loans, any of (a) we will have at least $125 million of liquidity or (b) we will have at least $107.5 million of liquidity and will have delivered a certificate substantially in the form attached to the Third Equity Commitment Agreement of our Chief Financial Officer to the Backstop Parties that as of the date of the proposed repayment of the term loans, we Company are projected to (or have) generate(d) adjusted EBITDA for the year ended December 31, 2019 of at least $100.0 million.

•	“Per Share Purchase Price” means $1,000.

•
“2019 Commitment Fees” means the fees payable to ASSF IV and ASOF Holdings and OT POF as set forth below, which would have been payable in cash (pro rata in accordance with the Backstop Pro Rata Share) to ASSF IV and ASOF Holdings and OT POF simultaneously with the 2019 Commitment Closing:

•	Commitment Fee: $375,000; and

•	Duration Fee: Payable on any committed but uninvested amounts on the respective anniversaries as follows: 45 days-$150,000.

•	“Expense Reimbursement Payment” means the Ares Expense Reimbursement Payment and the Oaktree Expense Reimbursement Payment.

•
“Ares Expense Reimbursement Payment” means all reasonable and documented out-of-pocket costs and expenses incurred by ASSF IV and ASOF Holdings and their affiliates (including attorney and advisor fees) prior to, on or after the date hereof in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and funding of the transactions contemplated by the Third Equity Commitment Agreement; provided that such amount reimbursable as an “Ares Expenses Reimbursement Payment” shall not exceed, in the aggregate together with all prior expense reimbursements, $3,000,000.

•
“Oaktree Expense Reimbursement Payment” means all reasonable and documented out-of-pocket costs and expenses incurred by Oaktree and its affiliates (including attorney and advisor fees) prior to, on or after the date hereof in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and funding of the transactions contemplated by the Third Equity Commitment Agreement and the Series A Preferred Exchange Agreement (defined below); provided that such amount reimbursable as an “Oaktree Expenses Reimbursement Payment” shall not exceed, in the aggregate, $375,000.

2020 Commitment

Pursuant to Section 9.18 of the Third Equity Commitment Agreement, the Backstop Parties committed to purchase up to an additional 15,000 shares of Series B-3 Preferred Stock and warrants (the “2020 Commitment Warrants”) to purchase 515,625 shares of Common Stock (the “2020 Commitment”) to the extent the shares of Series B-3 Preferred Stock and corresponding warrants were not purchased our stockholders in our Rights Offering, or if the proceeds from the Rights Offering were not used to repay the Term Loan, subject to certain conditions as set forth in the Third Equity Commitment Agreement. Any 2020 Commitment is required to be consummated by us and Backstop Parties on or prior to the date that is on or before 180 days from November 14, 2019, subject to satisfaction of closing conditions required for the 2020 Commitment. Pursuant to the Third Equity Commitment Agreement, the proceeds, if any, from the 2020 Commitment must be used to repay outstanding amounts under our Term Loans.

On March 4, 2020 we completed the Rights Offering, and issued and sold 350 shares of Series B-3 Preferred Stock and 12,029 warrants to purchase common stock for aggregate proceeds of $0.4 million, before expense. As of the date of this Proxy Statement, we have not exercised the 2020 Commitment. The 2020 Commitment may be exercised through May 12, 2020.

Each 2020 Commitment Warrant will be evidenced by a Warrant Certificate. The Warrant Certificate provides that each 2020 Commitment Warrant is exercisable into Common Stock at the Exercise Price. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the 2020 Commitment Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the 2020 Commitment Warrant adjusts for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

In the event that the Rights Offering is undersubscribed and we sell less than $15,000,000 of Series B-3 Preferred Stock in the Rights Offering or do not otherwise use the proceeds thereof to repay our Term Loans, we shall exercise the obligations of the Backstop Parties set forth in the 2020 Commitment by delivering a written notice to the Backstop Parties no later than ten (10) business days prior to the proposed 2020 Commitment Closing Date (as defined below), which notice shall set forth the aggregate dollar value of the amount of Series B-3 Preferred Stock the Backstop Parties shall be obligated to purchase (the “2020 Commitment Purchase Price”) which amount shall equal such Backstop Party’s Backstop Pro Rata Share of the Called 2020 Commitment, which in no event in no event exceed such Backstop Party’s 2020 Commitment Amount. Notwithstanding anything contained in Third Equity Commitment Agreement to the contrary, other than as required pursuant to the Third A&R Credit Agreement and other than the use of amounts funded in respect of the 2019 Commitment Purchase Price and the 2020 Commitment Purchase Price, in no event shall we be permitted to repay or commit to repay any Term Loans using Permitted Deleveraging Cash unless at the time of repayment of such Term Loan, the Repayment Condition is satisfied.

The closing of the purchase of Series B-3 Preferred Stock and the corresponding 2020 Commitment Warrants by the Backstop Parties contemplated by the 2020 Commitment Closing (the “2020 Commitment Closing”) shall be consummated on or before the date that is 180 days following November 14, 2019 (subject to consummation of the Rights Offering prior to the end of such 180 days), or such other date as mutually agreed by the Backstop Parties and us (the “2020 Commitment Closing Date”). At the 2020 Commitment Closing, each Backstop Party shall pay to us its 2020 Commitment Purchase Price by wire transfer of immediately payable funds to an account specified in writing by us in exchange for (i) a number of fully paid and non-assessable shares of Series B-3 Preferred Stock determined by dividing such Backstop Party’s 2020 Commitment Purchase Price by the Per Share Purchase Price, (ii) a number of 2020 Commitment Warrants to purchase Common Stock equal to the product of (x) such Backstop Party’s 2020 Commitment Purchase Price multiplied by (y) a fraction equal to 5,500,000/160,000,000, which warrants will be on substantially the same terms as the 2019 Commitment Warrants, in each case, free and clear of all liens, (iii) its Backstop Pro Rata Share of the 2020 Commitment Fees by wire transfer of immediately available funds to such accounts as designated by each Backstop Party, and (iv) its Expense Reimbursement Payment to the extent not previously paid (which may be set off against such Backstop Party’s 2020 Commitment Amount, at such Backstop Party’s option).

The obligation of each Backstop Party to consummate the 2020 Commitment are subject to satisfaction (or waiver by each Backstop Party in their sole discretion) of the following conditions on or prior to the 2020 Commitment Closing:

•
since the closing of the transactions contemplated by the Third Equity Commitment Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Third Equity Commitment Agreement);

•	the Rights Offering shall have been consummated in accordance with the Rights Agreement, as amended, and the proceeds therefrom used to repay term loans in accordance herewith;

•	all authorizations, approvals, consents or clearances under applicable law required in connection with the transactions contemplated by the 2020 Commitment shall have been obtained or filed;

•
no applicable law will have been enacted or made effective and no order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by the Third Equity Commitment Agreement, and no action by a governmental entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by the 2020 Commitment;

•
we shall have performed and complied, in all material respects, with all of our covenants and agreements contained in the 2020 Commitment that contemplate, by their terms, performance or compliance prior to the 2020 Commitment Closing;

•
the Fundamental Representations (as defined in the Third Equity Commitment Agreement) shall be true and correct in all respects as of the closing of the transactions contemplated by the Third Equity Commitment Agreement and as of the 2020 Commitment Closing as though made at and as of the 2020 Commitment Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and we shall have delivered a certificate duly executed by the Chief Executive Officer certifying that the conditions set forth in clauses (i), (v) and (vi) of Section 9.18 of the Third Equity Commitment Agreement have been fully satisfied;

•	the closing of the transactions contemplated by the Third Equity Commitment Agreement shall have occurred;

•
the 2019 Commitment Closing shall have been consummated (or we shall have otherwise repaid $15,000,000 of additional term loans not triggering or subject to the make-whole premium set forth in the Credit Agreement in accordance with the 2019 Commitment on or prior to December 31, 2019);

•
evidence in form and substance reasonably acceptable to ASSF IV and ASOF Holdings that the 2020 Commitment Purchase Price will be used to repay Term Loans and that following such payment, we shall have repaid no less than $110,000,000 of Term Loans under the Credit Agreement following the closing of the transactions contemplated by the Third Equity Commitment Agreement without triggering or being subject to the make-whole Premium set forth in the Credit Agreement (other than proceeds from the Rights Offering and the 2020 Commitment Purchase Price which may be subject to the make-whole premium);

•
the other deliverables and actions contemplated by Section 2.2(b) (including Section 2.2(b)(iii)(A), (B), (D), (E), (F), Section 2.2(b)(iv) and Section 2.2(b)(vi)) of the Third Equity Commitment Agreement shall have been made or taken with respect to the transactions contemplated by the Third Equity Commitment Agreement, mutatis mutandis; and

•
in the case of (1) ASSF IV and ASOF Holdings, the Backstop Party (other than ASSF IV and ASOF Holdings) shall have funded to us its 2020 Commitment Purchase Price and (2) the Backstop Party (other than ASSF IV and ASOF Holdings), ASSF IV and ASOF Holdings shall have funded to us their 2020 Commitment Purchase Price.

The obligation of each Backstop Party pursuant to the 2020 Commitment may be terminated prior to the 2020 Commitment Closing as follows:

•	by mutual written agreement of us and the Backstop Parties;

•	automatically upon termination of this Third Equity Commitment Agreement pursuant to Article VIII of the Third Equity Commitment Agreement;

•
automatically (unless the Backstop Parties otherwise direct) if the 2020 Commitment Closing has not occurred by the 2020 Commitment Closing Date; provided, that the right to terminate the Third Equity Commitment Agreement shall not be available to any party (treating ASSF IV and ASOF Holdings as a single party and, separately, Oaktree as a single party) whose breach of any representation, warranty, covenant or other agreement contained in the Third Equity Commitment Agreement is the primary cause of the failure of the 2020 Commitment Closing to occur prior to the 2020 Commitment Closing Date); and

•
by us following such time as the 2020 Commitment Reduction Amount is equal to or exceeds $15,000,000; provided, that, any termination pursuant to Section 9.18 of the Third Equity Commitment Agreement shall be subject to the payment of the 2020 Commitment Fees by us.

The 2020 Commitment Fees shall be due and payable to the Backstop Parties within two (2) Business Days following termination of the obligations of the Backstop Parties set forth in the 2020 Commitment, and any remaining Expense Reimbursement Payments shall be due and payable to the Backstop Parties within two (2) Business Days following termination of the obligations of the Backstop Parties set forth in the 2020 Commitment (other than to a Backstop Party whose breach of its obligation to fund its 2020 Commitment Purchase Price is the cause of such termination), treating ASSF IV and ASOF Holdings as a single Backstop Party.

For these purposes:

•
“Called 2020 Commitment” means an amount in cash equal to (x) $15,000,000, less (y) the proceeds to us from the Series B-3 Preferred Stock actually purchased in the Rights Offering (net of all costs and expenses incurred by us to consummate the Rights Offering), which net proceeds are actually used by us to repay term loans promptly following consummation of the Rights Offering, less (z) the amount of Permitted Deleveraging Cash actually used by us on or after January 1, 2020 to repay term loans prior to the 2020 Commitment Closing Date without triggering or being subject to the make-whole premium set forth in the Credit Agreement (the sum of the immediately foregoing clauses (y) and (z), the “2020 Commitment Reduction Amount”).

•	“2020 Commitment Amount” means $7,500,000 with respect to the Ares Commitment Parties (split equally between ASSF IV and ASOF Holdings) and $7,500,000 with respect to OT POF.

•
“2020 Commitment Fees” means the fees payable to ASSF IV and ASOF Holdings and OT POF as set forth below, which shall be payable in cash (pro rata in accordance with the Backstop Pro Rata Share) to ASSF IV and ASOF Holdings and OT POF simultaneously with the 2020 Commitment Closing:

•	Commitment Fee: $375,000; and

•
Duration Fee: The duration fees are payable on any committed but uninvested amounts on the 45th day, 90th day and 180th day following November 14, 2019 in the amount of $150,000, $187,500 and $225,000, respectively.

•
As of the date of this Proxy Statement, we have not paid any commitment fees or duration fees.

Preferred Exchange Agreement

On October 29, 2019, we entered into the Preferred Stock Exchange Agreement, with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III. The Preferred Exchange Agreement provides that IEA LLC (which is managed and controlled by Oaktree) will exchange 50% of the outstanding Series A Preferred Stock held by it for shares of Series B-3 Preferred Stock and warrants. On November 14, 2019, pursuant to the Preferred Exchange Agreement, we issued to IEA LLC 19,123.87 shares of Series B-3 Preferred Stock and the Preferred Exchange Agreement Warrants for 657,383 shares of Common Stock in exchange for 50% of the Series A Preferred Stock held by IEA LLC. The number of shares of Series B-3 Preferred Stock issued in the exchange was equal the aggregate stated value of the Series A Preferred Stock (the “Series A Stated Value”) exchanged (which Series A Stated Value was equal to $1,000 per share of Series A Preferred Stock plus the amount of accumulated but unpaid dividends compounded and accumulated through November 14, 2019) divided by $1,000. The number of Preferred Exchange Agreement Warrants issued in the exchange was equal to the aggregate Series A Stated Value multiplied by the fraction equal to 5.5/160 (subject to certain anti-dilution provisions in the Third Equity Commitment Agreement). On November 14, 2019, pursuant to the Preferred Exchange Agreement, we issued 19,123.87 shares of Series B-3 Preferred Stock and 657,383 Preferred Exchange Agreement Warrants to IEA LLC in exchange for 50% of the outstanding Series A Preferred Stock. Effective as of November 14, 2019, the exchanged shares of Series A Preferred Stock were cancelled and ceased to be issued and outstanding. Each Preferred Exchange Agreement Warrant is evidenced by a Warrant Certificate. The Warrant Certificate provides that each Preferred Exchange Agreement Warrant is exercisable into Common Stock at the Exercise Price. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the Preferred Exchange

Agreement Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Preferred Exchange Agreement Warrant adjusts for dividends, subdivisions or combinations of the our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

In addition to the 657,383 Preferred Exchange Agreement Warrants issued on November 14, 2019, the Preferred Exchange Agreement provides that, within five (5) business days after any issuance from time to time, of additional Common Stock, we shall issue to IEA LLC a number of additional warrants equal to (A) the number of shares of such additional Common Stock multiplied by (B) the Applicable IEA LLC Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

In addition to the 657,383 Preferred Exchange Agreement Warrants issued on November 14, 2019, the Preferred Exchange Agreement also provides that, within five (5) business days after any issuance, from time to time, of warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, we shall issue to IEA LLC a number of additional warrants equal to (A) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (B) the Applicable IEA LLC Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

For these purposes:

•	“Applicable IEA LLC Share Factor” means the quotient determined by dividing (A) the IEA LLC Pro Rata Coverage Factor by (B) the excess of (x) one over (y) the IEA LLC Pro Rata Coverage Factor.

•
“IEA LLC Pro Rata Coverage Factor” means the product of (A) a fraction, the numerator of which is the Stated Value of the shares of Series A Preferred Stock exchanged pursuant to the Preferred Exchange Agreement, and the denominator of which is 160, and (B) 18%.

•
“Stated Value” means, with respect to a share of Series A Preferred Stock, an amount equal to the sum of (i) $1,000, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share through and on November 14, 2019.

Accordingly, we may be required to issue additional warrants in addition to the 657,383 Preferred Exchange Agreement Warrants issued on November 14, 2019. The exact amount of additional warrants that may be issued pursuant to the Preferred Exchange Agreement is unknown and dependent upon future events and circumstances, some of which are outside of our control.

Rights Offering Agreement

On October 29, 2019, we entered into a Rights Agreement with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III. The Rights Agreement provides that we will effectuate a rights offering whereby the holders of our outstanding Common Stock (excluding ASSF IV, ASOF Holdings, IEA LLC, OT POF, Oaktree Power III and each of their director designees, our officers and any related party of any of the foregoing) will receive a transferable right, but not the obligation, to purchase shares of Series B-3 Preferred Stock and associated warrants (the “Rights Offering”). The Rights Offering will be subject to a maximum participation of 15,000 shares of Series B-3 Preferred Stock and 515,625 warrants, an individual investment minimum of $50,000 (and a right to participate at the minimum investment subject to pro rata reduction), and maximum of $2.25 million.

On January 27, 2020, we entered into the First Amendment to Rights Offering Agreement (the “First Amendment”), with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III. The First Amendment amends the Rights Offering Agreement, dated as of October 29, 2019, to amend certain terms and conditions of the rights offering to be conducted by us as provided in Annex A attached thereto.

On March 4, 2020 we completed the Rights Offering, and issued and sold 350 shares of Series B-3 Preferred Stock and 12,029 warrants to purchase common stock for aggregate proceeds of $0.4 million, before expense.

Investor Rights Agreement

On November 14, 2019, in connection with the closing of the transactions under the Third Equity Commitment Agreement, we entered into an Investor Rights Agreement (the “Investor Rights Agreement”), with IEA LLC, ASSF IV, ASOF Holdings and OT POF. The Investor Rights Agreement provides that if we do not redeem all shares of Series B Preferred Stock outstanding within sixty (60) days from their respective mandatory redemption dates, then during the period from the sixtieth (60th) day following their respective mandatory redemption dates until the date upon which all shares of Series B Preferred Stock then outstanding are redeemed in full (the “Exit Right Period”), then (i) the Board, to the fullest extent permitted by applicable law, shall owe a fiduciary duty to all holders of Series B Preferred Stock to the same extent as the holders of Common Stock, (ii) the size of the Board shall be increased such that holders of Series B Preferred Stock, voting as a single class, have the right to designate and appoint (and the corresponding right to remove and fill vacancies) a majority of the members of the Board; provided, however, that for so long as we are subject to the rules of NASDAQ, the holders of the Series B Preferred Stock shall only have such right if, on an as converted basis calculated under the Series B-3 Certificate of Designation, the holders of the Series B Preferred Stock and their affiliates beneficially own greater than 50% of the voting power of the Common Stock and the Series B Preferred Stock voting together as a single class, (iii) the Accumulated Dividend Rate (as defined in the applicable certificate of designation) and the Cash Dividend Rate (as defined in the applicable certificate of designation) shall each be increased to a rate of 25% per annum on the Series B Preferred Stock until redemption in full, and (iv) the holders of a majority of the shares of Series B Preferred Stock shall have the right to cause the us to, in or more transactions, effect a sale (directly or indirectly) of some or all of the assets or equity of us and any of our subsidiaries, and to use the proceeds thereof to redeem in full, or to the fullest extent, the Series B Preferred Stock (a “Redemption Sale”). If the conditions of a Redemption Sale are triggered, we will be required to take all actions necessary or requested to implement and consummate such Redemption Sale, and will be required to use commercially reasonable efforts to cooperate to implement and consummate such Redemption Sale. Under the Investor Rights Agreement, we will covenant to not take, or cause our subsidiaries to take, any actions that could reasonably be expected to delay, impede or prohibit a Redemption Sale. Each party to the Investor Rights Agreement (other than us) will agree, during any Exit Right Period, to vote all securities to ensure the terms of the Investor Rights Agreement are effectuated (including voting in favor of a Redemption Sale), as well as to abide by other restrictions.

Indemnification Letter

On October 29, 2019, we entered into a letter agreement providing for certain indemnification obligations by us in favor of Oaktree similar to the indemnification obligations of us to ASSF IV and ASOF Holdings under the Third Equity Commitment Agreement (the “Indemnification Letter”).

A&R Investor Rights Agreement

At the closing of the Merger in March 2018 (the “Closing”), we entered into an Investor Rights Agreement with M III Sponsor, on the one hand, and with IEA LLC and Oaktree, in its capacity as the representative of the Selling Stockholders, on the other hand (the “Investor Rights Agreement”). The “Selling Stockholders” (as such term is defined in the Investor Rights Agreement) include Oaktree, any affiliate of Oaktree and any executive officer, director or member of IEA LLC as of immediately prior to Closing (or any affiliate or family member thereof or any trust formed for the benefit of any of the foregoing persons).
Pursuant to the Investor Rights Agreement, each of IEA LLC and any affiliated transferee thereof has granted to Oaktree a power of attorney to vote such person’s Common Stock and to act on such person’s behalf under the Investor Rights Agreement.

The Investor Rights Agreement grants consent rights to Oaktree over certain matters for so long as the Selling Stockholders directly or indirectly beneficially own at least fifty percent (50%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing (the “Seller Higher Condition”). Additionally, Oaktree has the right to nominate two directors to the Board so long as the Seller Higher Condition is met or nominate one director so long as Selling Stockholders directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing. In the case of an increase in the size of the Board or an increase in their ownership percentage, the Selling Stockholders may nominate additional directors proportional to their ownership.

The Investor Rights Agreement grants consent rights to M III Sponsor (as successor party) over certain matters for so long as M III Sponsor and the persons listed on Schedule A-2 of the Investor Rights Agreement, directly or indirectly, beneficially own at least fifty percent (50%) of the Common Stock (including Earnout Shares (as defined below)) beneficially owned by such persons as of Closing (the “Sponsor Higher Condition”). Additionally, M III Sponsor has the right to nominate two directors to the Board so long as the Sponsor Higher Condition is met or nominate one director so long as such persons directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by such persons as of Closing. In the case of an increase in the size of the Board or an increase in their ownership percentage, M III Sponsor may appoint additional directors proportional to its ownership.

IEA LLC has agreed under the Registration Rights Agreement (described below) that the shares of Common Stock it received at Closing will not be transferable, assignable or salable by it (in each case, subject to certain agreed exceptions) until the date that is 180 days after Closing (and, to the extent distributed to certain members of management, such shares shall not be transferable until the second anniversary of the Closing).

On May 20, 2019, in connection with the closing of the transactions under the First Equity Agreement, we entered into an Amended and Restated Investor Rights Agreement (“First A&R Investor Rights Agreement”), with M III Sponsor, IEA LLC and Oaktree Power III. The First A&R Investor Rights Agreement amends and restates the Investor Rights Agreement in order to, among other things, increase the size of our Board to nine (9) directors (as a result of the holders of the Series B-1 Preferred Stock having the right to designate a director to the Board pursuant to the Series B-1 Certificate).

On August 30, 2019, in connection with the closing of the transactions under the Second Equity Commitment Agreement, we entered into the Second Amended and Restated Investor Rights Agreement (“Second A&R Investor Rights Agreement”), M III Sponsor, IEA LLC and Oaktree Power III. The Second A&R Investor Rights Agreement amends and restates the First A&R Investor Rights Agreement in order to, among other things, increase the size of our Board to ten (10) directors (as a result of the holders of the Series B-2 Preferred Stock having the right to designate a second director to the Board pursuant to the Series B-2 Certificate).

On January 23, 2020, we entered into a Third A&R Investor Rights Agreement with M III Sponsor, IEA LLC and Oaktree Power III. The Third A&R Investor Rights Agreement amends and restates the Second A&R Investor Rights Agreement, to, among other things:

•	reduce the size of the Company’s Board of Directors (the “Board”) from ten (10) directors to seven (7) directors;

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amend the corporate governance rights of M III Sponsor and Oaktree Power III, so that each of M III Sponsor and Oaktree Power III has the right to designate a sole director to the Board, rather than two directors;

•	specify that the Company will use its reasonable best efforts to reclassify the terms of certain directors; and

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agree that Mohsin Meghji will no longer be considered a designee of M III Sponsor and resign from the Board, and that Ian Schapiro will no longer be considered a designee of Oaktree Power III and resign from the Board.

Waiver Agreement

In connection with the Third A&R Investor Rights Agreement, we entered into a Waiver Agreement (the “Waiver Agreement”) with Ares Management LLC (on behalf of its affiliated funds, investment vehicles and/or managed accounts) (“Ares”), dated January 23, 2020, pursuant to which Ares has agreed to designate only one director to the Board for so long as: (i) the size of the Board is comprised of seven (7) or fewer individuals, (ii) at least three (3) of the directors on the Board qualify as independent directors, (iii) Ares is entitled to appoint a director under each of the certificate of designation for the Series B-1 Preferred Stock and Series B-2 Preferred Stock, (iv) each of the stockholders of the Company (and their affiliates) with specific board designation rights as of the date of the Waiver Agreement (other than Ares and its affiliates) is entitled to appoint no more than one director to the Board, and (v) no other stockholder of the Company (other than the stockholders as of the date of the Waiver Agreement or their affiliates) is entitled to appoint any directors to the Board. If at any time the conditions set forth above are no longer met, the Waiver Agreement automatically terminates.

Registration Rights Agreement

In connection with the closing of the Merger, IEA LLC, M III Sponsor, Cantor Fitzgerald & Co., Mr. Osbert Hood and Mr. Philip Marber, and their respective transferees were granted certain rights pursuant to the Registration Rights Agreement (as amended, the “Registration Rights Agreement”). Purchasers of warrants from M III under the Subscription and Backstop Agreement (as described below) also have certain benefits under the Registration Rights Agreement to the extent they executed a joinder thereto. Pursuant to the Registration Rights Agreement, we agreed to use reasonable best efforts to file and make effective, a shelf registration statement for the resale of the Common Stock and warrants held by the parties to the Registration Rights Agreement, which was initially filed on April 18, 2018 and declared effective by the SEC on June 26, 2018. Certain of the parties to the Registration Rights Agreement have customary demand registration rights at any time the shelf registration statement referred to in the preceding sentence is not effective, and all of the parties have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Merger.

On May 20, 2019, in connection with the closing of the transactions under the First Equity Agreement, we entered into the Second Amendment to Amended and Restated Registration Rights Agreement (the “Second RRA Amendment”), with IEA LLC, ASSF IV and OT POF. The First RRA Amendment amends the registration rights agreement, dated as March 28, 2018, as amended (the “Registration Rights Agreement”), to provide any the commitment parties under the First Equity Commitment Agreement not already party thereto with the same shelf registration and “piggyback” registration rights provided to the existing parties under the Registration Rights Agreement with respect to the Common Stock issuable upon exercise of the First ECA Warrants.

On August 30, 2019, in connection with the closing of the transactions under the Second Equity Commitment Agreement, we entered into the Third Amendment to Amended and Restated Registration Rights Agreement (the “Third RRA Amendment”), with IEA LLC, ASSF IV and ASOF Holdings. The Third RRA Amendment amends Registration Rights Agreement to provide ASSF IV and ASOF Holdings with the same shelf registration and “piggyback” registration rights provided to the existing parties under the Registration Rights Agreement with respect to the Common Stock issuable upon exercise of the Second ECA Warrants.

On November 14, 2019, in connection with the closing of the transactions under the Third Equity Commitment Agreement, we entered into the Fourth Amendment to Amended and Restated Registration Rights Agreement (the “Fourth RRA Amendment”), with IEA LLC, ASSF IV, ASOF Holdings, and OT POF. The Fourth RRA Amendment amends the Registration Rights Agreement to provide the ASSF IV, ASOF Holdings and OT POF IEA Preferred B Aggregator, L.P. with shelf registration and “piggyback” registration rights with respect to the Common Stock issuable upon (i) exercise of the warrants held by ASSF IV and ASOF Holdings and their permitted transferees and upon conversion of Series B Preferred Stock held by ASSF IV and ASOF Holdings and their permitted transferees and (ii) exercise of the warrants held by OT POF IEA Preferred B Aggregator, L.P. and its permitted transferees and upon conversion of Series B Preferred Stock held by OT POF IEA Preferred B Aggregator, L.P. and its permitted transferees.

Special Committee Process and Recommendation

As previously disclosed, the Company experienced multiple severe weather events that began late in the third quarter and continued into the fourth quarter of 2018, which impacted the Company’s business, including with respect to its financial and liquidity positions and operating cash flows.

During the early part of 2019, the Company sought additional sources of liquidity. When it became apparent that the potential financing sources were likely to include Oaktree, the Board established a special committee comprised of John M. Eber, Charles H.F. Garner, Mohsin Y. Meghji and Terence Montgomery. The Board determined that the members of the special committee: (a) had the requisite familiarity with the Company, its business, and the industry in which it operates to analyze proposed financing sources, (b) had no interest in or connection to any proposed financing sources different from the interests of the Company’s stockholders generally (other than interests that the Board deemed to be not material), (c) met the applicable guidelines for independence under the rules of NASDAQ, and (d) would be unbiased in their review of a proposed transaction. The special committee was charged with, among other things, reviewing and evaluating the transactions and determining whether or not to recommend the transactions to the Board, and considering alternatives to the transactions.

On May 20, 2019, the Company entered into and completed the transactions contemplated by the First Equity Commitment Agreement and amended and restated the terms of its Series A Preferred Stock. Pursuant to the terms of the First Equity Commitment Agreement, the Company issued and sold 50,000 shares of Series B-1 Preferred Stock and warrants exercisable into 2,545,934 shares of the Company’s Common Stock to ASSF IV and OT POF IEA Preferred B Aggregator, L.P. The Company’s entrance into and completion of those transactions had been recommended by the special committee of the Company’s Board. At a meeting of the Company’s stockholders held on August 14, 2019, the Company’s stockholders approved the issuance of warrants under the First Equity Commitment Agreement and the convertibility of the Series A Preferred Stock, as amended.

Following the First Equity Commitment Agreement, the Company continued to seek additional sources of liquidity. On June 21, 2019, the Board formed a committee of directors comprised of John M. Eber, Charles H.F. Garner, and Mohsin Y. Meghji (the “Special Committee”) in connection with a proposed financing transaction (the “Proposed Transaction”) that was anticipated to involve, among other persons, Oaktree. The Board determined that the members of the Special Committee: (a) had the requisite familiarity with the Company, its business, and the industry in which it operates to analyze proposed financing sources, (b) had no interest in or connection to any proposed financing sources different from the interests of the Company’s stockholders generally (other than interests that the Board deemed to be not material), (c) met the applicable guidelines for independence under the rules of NASDAQ, and (d) would be unbiased in their review of a proposed transaction. The Special Committee was charged with, among other things, reviewing and evaluating the Proposed Transaction and determining whether or not to recommend the Proposed Transaction to the Board, and considering alternatives to the Proposed Transaction. The Special Committee retained Willkie Farr & Gallagher LLP, as its legal counsel, and Perella Weinberg Partners (“Perella”) to act as its financial advisor.

From June 2019 through August 13, 2019, the Special Committee and its advisors participated in the negotiation of the Proposed Transaction with Ares, Oaktree and the Company, met with the Company and its advisors, and received reports from the Company and its advisors regarding the financial condition, business, operations, surety bond capacity and availability, and prospects of the Company. During such period, the Special Committee held over 20 formal Special Committee meetings, and the members separately consulted with the Special Committee’s advisors. Based on the foregoing, and other factors that the Special Committee deemed relevant, on August 13, 2019, the Special Committee recommended to the Board that the Company execute, deliver and perform the transactions under the Second Equity Commitment Agreement.
In connection with the Second Equity Commitment Agreement, the Company entered into a non-binding term sheet (the “Non-Binding Term Sheet”) that provided for, among other things:

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the issuance of an additional 110,000 shares of Series B Preferred Stock and 4,600,000 Warrants, and subject to the conditions described below, a possible merger resulting in the Company going private at a price of $5.12 per share to the stockholders not affiliated with Oaktree (the “Merger”), with 60% of the capital for such transactions provided by Ares and the remaining 40% provided by one or more funds, investment vehicles and/or accounts manage or advised by Oaktree Capital Management or another third party (the “Non-Ares Investor”); and

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either the purchase by Ares of all issued and outstanding Series A Preferred Stock at a 10% discount to its liquidation preference and subsequent conversion of the acquired shares to Series B Preferred Stock (without giving effect to the discount), or the purchase by Ares of additional shares of Series B Preferred Stock and redemption by the Company of the issued and outstanding Series A Preferred Stock at a 10% discount to its liquidation preference using the proceeds thereof, each with an additional 1,250,000 warrants issued to Ares (together with the sale of the additional 110,000 shares of Series B Preferred Stock.

The contemplated potential transactions under the Non-Binding Term Sheet were subject to further due diligence, the negotiation of definitive agreements with Ares, Oaktree and, if applicable, another third party not yet identified, and obtaining required approvals by all parties, including but not limited to a majority vote of the Company’s unaffiliated stockholders.

On August 30, 2019, the transactions contemplated by the Second Equity Commitment Agreement were completed and among other things, the Company issued 50,000 shares of Series B-2 Preferred Stock and the Second ECA Warrants to the Ares Commitment Parties.

The Special Committee and its advisors participated in the negotiation of the potential transactions contemplated by the Non-Binding Term Sheet with Ares, Oaktree and the Company. The Company, the Special Committee and their respective advisors identified and contacted potential strategic and financial investors regarding their interest in pursuing an acquisition transaction or investing in the Company either as the Non-Ares Investor pursuant to the Non-Binding Term Sheet or on different terms. Potential investors contacted included both those who had been contacted in the Company’s sale and investment processes conducted earlier in 2019 and those who had not. On September 17, 2019, the Ares Commitment Parties delivered a notice that the Ares Commitment Parties were ready, willing and able to consummate their portion of the transactions contemplated by the Non-Binding Term Sheet. However, no potential investor was willing to commit to be the Non-Ares Investor contemplated by the Non-Binding Term Sheet and, following further discussions with the relevant parties, the Company announced that it was discussing an alternative transaction to the transactions contemplated in the Non-Binding Term Sheet that would include an additional investment in the Company’s preferred stock by Ares, but which did not include the Merger or any other going private transaction.

The Special Committee and its advisors participated in the negotiation of such alternative transaction with Ares, Oaktree and the Company, met with the Company and its advisors, and received reports from the Company and its advisors regarding the financial condition, business, operations, surety bond capacity and availability, and prospects of the Company. In addition, during the period subsequent to the approval of the Second Equity Commitment Agreement, the Special Committee held approximately 15 formal Special Committee meetings, and the members separately consulted with the Special Committee’s advisors. Based on the foregoing, the absence of an alternative transaction, and other factors that the Special Committee deemed relevant, on October 28, 2019, the Special Committee recommended to the Board that, subject to the satisfaction of certain conditions (which the Company determined were satisfied), the Company execute, deliver and perform the following agreements and the transactions expressly contemplated thereby as an entirety: the Third Equity Commitment Agreement, the Series B Certificates, the Preferred Exchange Agreement, the Rights Offering Agreement, the Voting Agreement, the

Indemnification Letter and an Expense Reimbursement Letter with M III Sponsor. The Special Committee has not made a recommendation as to how holders of Common Stock should vote on the matters set forth in this Proxy Statement.

Founder Shares Amendment Agreement

At the Closing, we entered into the Founder Shares Amendment Agreement (the “Founder Shares Amendment Agreement”) with M III Sponsor, Messrs. Hood and Marber and IEA LLC with respect to, among other things, the vesting, transfer and forfeiture of (i) 3,750,000 shares of Common Stock owned by M III Sponsor, Cantor and Messrs. Hood and Marber (the “Founder Shares”) and (ii) 212,500 shares of Common Stock issued to IEA LLC as of the Closing, together with 50% of any additional shares of Common Stock issued to IEA LLC in the future under the Waiver, Consent and Agreement to Forfeit Founder Shares (described below), to the extent such shares would not otherwise have vested prior to issuance. The shares of Common Stock subject to the Founder Shares Amendment Agreement are referred to as “Earnout Shares.”

The parties to the Founder Shares Amendment Agreement have agreed that half of the Earnout Shares will vest on the first day upon which the closing sale price of the Common Stock on NASDAQ has equaled or exceeded $12.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading day period in a 30 consecutive day trading period and the other half will vest on the first day upon which the closing sale price of the Common Stock on NASDAQ has equaled or exceeded $14.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading day period in a 30 consecutive day trading period. Prior to vesting, the Earnout Shares may not be transferred other than to certain permitted transferees but such Earnout Shares will continue to be beneficially owned by such persons for all purposes, including voting; provided that any dividends paid on Earnout Shares shall be withheld until such time as such Earnout Shares vest and will be forfeited in the event the Earnout Shares are forfeited. On or prior to the tenth anniversary of the Closing, vesting of such Earnout Shares will accelerate upon specified events, including a change of control or liquidation that results in all of our stockholders having the right to exchange their Common Stock for consideration in cash, securities or other property which equals or exceeds $10.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like). Earnout Shares that have not vested on or prior to the tenth anniversary of Closing will be forfeited.

On June 6, 2018, we entered into the Amended and Restated Founder Shares Amendment Agreement (the “FS Amendment”), with M III Sponsor, IEA LLC and Messrs. Hood and Marber, which amends and restates the Founder Shares Amendment Agreement. The FS Amendment was entered into by the parties thereto to increase the number of shares of Common Stock held by IEA LLC subject to the vesting and forfeiture restrictions so that the percentage of the 425,000 shares issued to IEA LLC under the Waiver, Consent and Agreement to Forfeit Founder Shares, or issuable in the future under such agreement that are subject to vesting and forfeiture are proportional to the number of Founder Shares held by M III Sponsor that are subject to vesting and forfeiture, after giving effect to forfeitures of Founder Shares by such entities in connection with the Closing.

Waiver, Consent and Agreement to Forfeit Founder Shares

On March 20, 2018, M III, IEA LLC, IEA, Oaktree, the Merger Subs and M III Sponsor entered into a Waiver, Consent and Agreement to Forfeit Founder Shares (the “Waiver”), pursuant to which, among other things, IEA LLC and IEA agreed to waive the condition to Closing set forth in Section 9.14 of the Merger Agreement and the termination right set forth in Section 10.1(g)(ii) of the Merger Agreement, subject to certain exceptions. IEA LLC and IEA also consented to the commitment agreements between M III and certain of its advisors pursuant to which each such advisor committed to purchase shares of Common Stock from stockholders that have validly delivered such Common Stock for redemption against M III’s trust account, who have agreed to rescind their withdrawal requests or, to the extent not so purchased, the issuance by M III of Common Stock (the “Advisor Commitment Agreements”). In connection therewith, IEA LLC and IEA agreed that: (a) all shares of Common Stock issued to or acquired by the advisors party to the Advisor Commitment Agreements shall be “Registrable Securities” for all purposes of the Registration Rights Agreement, (b) the number of shares of Common Stock referenced as outstanding on the date of the Investor Rights Agreement in the definition of the Sponsor Higher Condition and the Sponsor Minimum Condition in the Investor Rights Agreement shall be reduced by the number of Founder Shares forfeited in accordance with the terms of the Waiver; and (c) the number of “Founder Shares” and “Earnout Shares” set forth opposite the name of M III Sponsor on Exhibit A to the Founder Shares Amendment Agreement shall be reduced by the number of Founder Shares and “Earnout Shares”, respectively, that the Sponsors have forfeited pursuant to the Waiver.

M III agreed to waive the condition to Closing set forth in Section 8.11 of the Merger Agreement, subject to certain conditions and the M III Sponsor agreed to forfeit at Closing to M III an aggregate of 425,000 Founder Shares, of which 106,250 Founder Shares were comprised of “Earnout Shares” described in Section 1(a) of the Founder Shares Amendment Agreement (“$12 Earnout Shares”) and 106,250 Founder Shares were comprised of the “Earnout Shares” described in Section 1(b) of the Founder Shares Amendment Agreement (“$14 Earnout Shares”). M III agreed to issue to IEA LLC at Closing 425,000 shares of

Common Stock, of which (i) 106,250 shares were subject to the same vesting terms applicable to the $12 Earnout Shares and (ii) 106,250 shares of Common Stock were subject to the same vesting and forfeiture terms applicable to the $14 Earnout Shares. The number of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the parties.

The parties agreed that an additional 525,000 Founder Shares held by M III Sponsor in the aggregate (twenty-five percent (25%) of which are comprised of $12 Earnout Shares and twenty-five percent (25%) of which are comprised of $14 Earnout Shares) (collectively, the “Transfer Restricted Shares”) shall be subject to certain transfer restrictions. Upon the determination of Final 2018 EBITDA (as defined therein) and the determination of the number of shares of Common Stock issuable to IEA LLC pursuant to Section 3.6(f) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions that is equal to (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to IEA LLC pursuant to Section 3.6(f) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Upon the determination of Final 2019 EBITDA (as defined therein) and the determination of the number of shares of Common Stock issuable to pursuant to Section 3.6(g) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions, in an aggregate amount that, together with the Founder Shares released pursuant to foregoing sentence, is equal to (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to IEA LLC pursuant to Section 3.6(g) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Following the determination of Final 2019 EBITDA, any Transfer Restricted Shares that have not been released in accordance with foregoing sentences shall be automatically forfeited without any action by any party hereto or any other person, and we shall cancel such Transfer Restricted Shares for no consideration. We shall issue to IEA LLC a number of shares of Common Stock equal to the number of Transfer Restricted Shares so cancelled. Twenty-five percent (25%) of such Common Stock shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of such Common Stock shall be comprised of $14 Earnout Shares; provided that to the extent any of the Transfer Restricted Shares would otherwise have vested in accordance with the terms of the Founder Share Amendment Agreement the $12 Earnout Shares and $14 Earnout Shares that would otherwise have been issued to IEA LLC shall be deemed vested upon issuance to IEA LLC. The percentage of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the parties.

Subscription and Backstop Agreement

On March 7, 2018, M III entered into a Subscription and Backstop Agreement, with the Sponsors and various subscribers (the “Subscribers”) identified therein (the “Subscription and Backstop Agreement”), whereby such Subscribers committed to purchase, in aggregate, 1,200,000 shares (the “Backstop Shares”) of Common Stock. To the extent a Subscriber purchased a number of Backstop Shares less than the number of shares of Common Stock such Subscriber agreed to purchase in the Subscription and Backstop Agreement, such Subscriber agreed that such Subscriber would, in connection with the Closing, purchase from M III a number of newly-issued shares of Common Stock equal to the number of Backstop Shares not so purchased at a price per share equal to the per share redemption price. In consideration for such purchases, M III agreed to issue to the Subscribers for no additional consideration 1,500,000 warrants in the aggregate, each of which would be exercisable for one-half share of Common Stock (the “Subscriber Warrants”).

Pursuant to the Subscription and Backstop Agreement, each of the Subscribers agreed to, and agreed to cause each of its affiliates to, (i) vote all the shares of Common Stock, if any, that it or they owned on the record date for the Special Meeting of M III shareholders to approve the Merger (the “Special Meeting”) in favor of (x) the Merger, pursuant to the proxy statement filed with the SEC on February 9, 2018 and (y) each of the other proposals of M III set forth in such proxy statement, and (ii) not exercise its or their redemption rights in any Common Stock in connection with the Special Meeting or the Merger.

Private Placement Units

M III Sponsor, M III Sponsor I LP and Cantor Fitzgerald & Co. purchased from the Company an aggregate of 460,000 private placement units at a price of $10.00 per unit (a purchase price of $4,600,000) in a private placement that occurred simultaneous to the closing of our IPO on July 12, 2016. Each private placement unit entitles the holder to one share of Common Stock and one Private Placement Warrant to purchase one-half of one share of Common Stock at $5.75 per half share. A portion of the purchase price of the private placement units was added to the proceeds from the IPO.

Related Party Loans

M III Sponsor had agreed to loan the Company an aggregate of $250,000 against the issuance of an unsecured promissory note (the “Promissory Note”) to cover expenses related to the Company’s IPO. This loan was non-interest bearing and payable on the earlier of July 31, 2016 or the completion of the IPO. As of the date of this Proxy Statement, all amounts owed under the Promissory Note had been repaid. In addition to the Promissory Note, M III Sponsor advanced the Company an additional $2,766 to cover expenses related to the IPO, which was also repaid upon consummation of the IPO on July 12, 2016.

IEA Related Party Transactions

On November 1, 2015, IEA Renewable Energy, Inc., a subsidiary of IEA, entered into a Construction Services Agreement with Shermco (the “Shermco Master Agreement”), which is a master agreement under which IEA and Shermco may enter into additional Work Authorizations from time to time for specific projects. During the year ended December 31, 2018, IEA paid Shermco approximately $70,000, for the investigation of electrical cable splices installments and related services that were performed pursuant to purchase orders under the Shermco Master Agreement, which was negotiated on an arms-length basis.

Sterling Lumber Company (“Sterling”), a portfolio company of Oaktree, is a supplier of ground protection mats. IEA has contracted with Sterling, on an arm’s-length basis, from time to time to provide such mats since 2011, prior to Sterling’s acquisition by Oaktree in November 2016. During the years ended December 31, 2019 and 2018, IEA paid Sterling approximately $1,497,151 and $3,534,636, respectively, pursuant to purchase orders.

World Wind Services, LLC, a portfolio company of Oaktree Capital Management, L.P. (“World Wind”), is a contractor whose services include construction, quality control, and operations and maintenance services in the wind and solar construction industry. On August 6, 2014, IEA Renewable Energy, Inc. entered into a Construction Services Agreement with World Wind (the “World Wind Master Agreement”), which was negotiated on an arms-length basis. The World Wind Master Agreement is a master agreement under which IEA and World Wind may enter into work authorizations from time to time for specific projects.
IEA made payments to World Wind during the years ended December 31, 2019 and 2018 of $766,719 and $1,979,716, respectively.

On October 20, 2017, White Construction entered into a Lease Agreement (the “Clinton Lease Agreement”) with Clinton RE Holdings (Delaware), LLC, which was negotiated on an arms-length basis, pursuant to which White Construction leases certain real property in Clinton, Indiana from Clinton RE Holdings (Delaware), LLC. The lease payments under the Clinton Lease Agreement, which are paid in monthly installments, was approximately $517,650 and $613,530 for the years ended December 31, 2019 and 2018, respectively. On October 30, 2019, Cayman Holdings sold the building to a third party that assumed the future payments and terms of the existing lease. The Company will continue to have rent expense related to the lease but it will no longer be with a related party.

Mr. Glanvill, a member of the Board, provided services beginning in April of 2015 and ending in February of 2018 as a senior advisor and consultant to IEA’s board of directors and the Board post-combination. IEA made payments to Mr. Glanvill of $396,534 during fiscal 2018, $741,667 during fiscal 2017 and $700,000 during fiscal 2016. There are no remaining obligations under this arrangement and this arrangement is no longer in effect.

On February 13, 2019, Mr. Glanvill entered into Letter Agreement with the Company and was appointed Vice Chairman of the Board through December 31, 2019. As Vice Chairman of the Board, Mr. Glanvill acts as the primary director liaison between the Board and management, and provides guidance to management (which guidance excludes any policy making function). In addition to his standard retainer as a director, Mr. Glanvill received $450,000 director fees annually for serving as Vice Chairman of the Board during the year ended December 31, 2019.

In addition to the above, each of Oaktree and IEA LLC from time to time, in the ordinary course of business, provide credit support for IEA in the form of letters of credit or guarantees of obligations of IEA. In connection with such debt raising activities, IEA made payments to Oaktree and Oaktree Power Opportunities Fund III (Parallel), L.P. in 2018 of $231,000. These guarantees have terminated and the payments did not continue following the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the following table contains information about the beneficial ownership of our Common Stock as of April 6, 2020:

•	each person, or group of persons, who beneficially owns more than 5% of our Common Stock;

•	each director and Named Executive Officer; and

•	all directors and current executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to our Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a person or group and the percentage ownership of that person or group, shares of Common Stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 6, 2020 are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such shareholder’s name.

Unless otherwise indicated, our calculation of the percentage of beneficial ownership is based on 22,454,471 shares of Common Stock outstanding on April 6, 2020.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278.

Name	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Shareholders:
Oaktree Capital Group, LLC and its affiliates (1)	18,242,409	60.5%
Ares Special Situations Fund IV, L.P. (2)	3,092,794	12.2%
ASOF Holdings I, L.P. (2)	2,903,516	11.5%
Mohsin Y. Meghji (3)	2,050,361	9.1%
Glazer Capital, LLC (4)	1,548,987	6.9%
Royce & Associates LP (5)	1,237,600	5.5%

Directors and Named Executive Officers (6):
Terence R. Montgomery	46,236	*
John Eber	17,170	*
Charles Garner	133,883	*
Derek Glanvill	30,261	*
Peter Jonna	—	*
Matthew Underwood	—	*
JP Roehm	165,571	*
Andrew Layman	52,614	*
Gil Melman	27,939	*
Directors and current executive officers as a group (12 persons) (6):	598,826	2.7%
* Represents beneficial ownership of less than one percent (1%).

(1) Based solely on a Schedule 13D/A filed with the SEC on January 28, 2020 by (i) Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (“IEA LLC”); (ii) OT POF IEA Preferred B Aggregator, L.P., a Delaware limited partnership (“Aggregator LP”); (iii) OT POF IEA Preferred B Aggregator GP, LLC, a Delaware limited liability company (“Aggregator GP”); (iv) Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership (“Oaktree”); (v) Oaktree Fund GP, LLC, a Delaware limited liability company (“GP”); (vi) Oaktree Fund GP I, L.P., a Delaware limited partnership (“GP I”); (vii) Oaktree Capital I, L.P., a Delaware limited partnership (“Capital I”); (viii) OCM Holdings I, LLC, a Delaware limited liability company (“Holdings I”); (ix) Oaktree Holdings, LLC, a Delaware limited liability company (“Holdings LLC”); (x) Oaktree Capital Group, LLC, a Delaware limited liability company (“OCG”); (xi) Oaktree Capital Management, L.P. (“OCM”); and (xii) OCM FIE, LLC (“FIE”) (collectively, the “Oaktree Reporting Entities”). The report states that (i) IEA LLC has sole voting power and sole dispositive power over 17,177,131 shares of our common stock (which includes (a) the 10,313,500 shares of our Common Stock directly held by IEA LLC, (b) the 6,206,248 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of January 24, 2020 and (c) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC); (ii) Aggregator LP and Aggregator GP each have sole voting power and sole dispositive power over 1,018,374 shares of Common Stock (which includes the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants held by Aggregator LP); (iii) Oaktree, GP, GP I, Capital I, Holdings I and Holdings LLC each have sole voting power and sole dispositive power over 18,195,505 shares of our common stock (which includes (a) the 10,313,500 shares of Common Stock directly held by IEA LLC, (b) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP, (c) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC and (d) the 6,206,248 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of January 24, 2020), (iv) OCG has sole voting power and sole dispositive power over 18,242,409 shares of our Common Stock (which includes (a) the 10,313,500 shares of Common Stock directly held by IEA LLC, (b) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP, (c) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC, (d) the 6,206,248 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of January 24, 2020, (e) the 26,478 restricted stock units granted to Mr. Schapiro, of which 10,684 restricted stock units have vested and the remaining will vest on March 26, 2020 and (f) the 20,426 restricted stock units granted to Mr. Jonna, of which 8,242 restricted stock units have vested and the remaining will vest on March 26, 2020); and (v) OCM and FIE each have sole voting power and sole dispositive power over 46,904 shares of our Common Stock (which includes (a) the 26,478 restricted stock units granted to Mr. Schapiro, of which 10,684 restricted stock units have vested and the remaining will vest on March 26, 2020 and (b) the 20,426 restricted stock units granted to Mr. Jonna, of which 8,242 restricted stock units have vested and the remaining will vest on March 26, 2020). The aggregate percentage of shares of Common Stock reported as owned by each of Aggregator LP and Aggregator GP is based on (i) the 22,252,489 shares of Common Stock outstanding as of November 29, 2019 and (ii) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP. The aggregate percentage of shares of Common Stock reported as owned by IEA LLC is based on (i) the 22,252,489 shares of Common Stock outstanding as of January 24, 2020, (ii) the 6,206,248 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of January 24, 2020 and (iii) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC. The aggregate percentage of shares of Common Stock reported as owned by each of Oaktree, GP, GP I, Capital I, Holdings I, Holdings LLC and OCG is based on (i) the 22,252,489 shares of Common Stock outstanding as of November 29, 2019, (ii) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP, (iii) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC and (iv) the 6,206,248 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of January 24, 2020. Each of the Oaktree Reporting Entities (other than IEA LLC, Aggregator LP and FIE), Mr. Schapiro and Mr. Jonna disclaims beneficial ownership of shares of our Common Stock and shares of our Common Stock issuable upon the exercise of the Series A Preferred Stock and the warrants not held directly by him or it. The business address of each Oaktree Reporting Entity is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.
(2) Based solely on a Schedule 13D/A filed with the SEC on March 12, 2020 by (i) Ares Special Situations Fund IV, L.P. (“ASSF IV”); (ii) ASSF Operating Manager IV, L.P. (“ASSF Operating Manager IV”); (iii) ASOF Holdings I, L.P. (“ASOF Holdings”); (iv) ASOF Investment Management LLC (“ASOF Investment Management”); (v) Ares Management LLC; (vi) Ares Management Holdings L.P. (“Ares Management Holdings”); (vii) Ares Holdco LLC (“Ares Holdco”); (viii) Ares Holdings Inc. (“Ares Holdings”); (ix) Ares Management Corporation (“Ares Management”); (x) Ares Voting LLC (“Ares Voting”); (xi) Ares Management GP LLC (“Ares Management GP”); and (xii) Ares Partners Holdco LLC (“Ares Partners”) (collectively, the “Ares Reporting Persons”). The Ares Reporting Persons may be deemed to have indirect beneficial ownership of the shares of our Common Stock issuable upon exercise of the warrants owned directly by ASSF IV and/or ASOF Holdings as a result of the following relationships: The manager of ASSF IV is ASSF Operating Manager IV, and the general partner of ASSF Operating Manager IV is Ares Management LLC. The manager of ASOF Holdings is ASOF Investment Management, and the sole member of ASOF Investment Management is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings and the general partner of Ares Management Holdings is Ares Holdco. The sole member of Ares Holdco is Ares Holdings. The sole stockholder of Ares Holdings is Ares Management. Ares Management GP is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management (the “Class B Common Stock”) and Ares Voting is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management (the “Class C Common Stock”). Pursuant to Ares Management’s Certificate of Incorporation in effect as of the date of such Schedule 13D/A, the holders of the Class B Common Stock and the Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners. Ares Partners is managed by a board of managers, which is composed of Michael J. Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Michael R. McFerran, Antony P. Ressler and Bennett Rosenthal (collectively, the “Board Members”). Mr. Ressler generally has veto authority over Board Members’ decisions. The report states that ASSF IV directly holds warrants that are exercisable for 3,092,794.38 shares of our Common Stock and ASOF Holdings directly holds warrants that are exercisable for 2,903,515.63 shares of our Common Stock. The aggregate percentage of shares of Common Stock reported as beneficially owned by the Ares Reporting Entities is based on (i) the 22,252,489 shares of Common Stock outstanding as of November 29, 2019 and (ii) 5,996,310 shares of Common Stock issuable upon exercise of the warrants held by ASSF IV and ASOF Holdings. Each of the Ares Reporting Persons, other than ASSF IV and ASOF Holdings with respect to Common Stock issuable upon exercise of the warrants held directly by them, and the individual members of Ares Partners (collectively, the “Ares Entities”) and the other directors, officers, partners, stockholders, members and managers of the Reporting Persons, disclaims beneficial ownership of the shares of our Common Stock issuable upon the exercise of the warrants not held directly by it. The business address of the Ares Entities is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
(3) Based solely on a Schedule 13D/A filed with the SEC on November 4, 2019 by: (i) M III Sponsor I LLC (“M III Sponsor”); (ii) M III Acquisition Partners I LLC (“M III Partners”); (iii) Mohsin Meghji 2016 Gift Trust (the “Trust”); and Mohsin Y. Meghji. Mohsin Y. Meghji is the managing member of M III Partners, the sole managing member of M III Sponsor. Mr. Meghji’s spouse is the trustee of the Trust. Consequently, Mr. Mohsin may be deemed the beneficial owner of the Common Stock held by M III Sponsor and the Trust. M III Sponsor and M III Partners have shared voting and dispositive power with respect to 484,464 shares of our Common Stock. The Trust has shared voting and dispositive power with respect to 305,376 shares of our Common Stock. Mr. Meghji has sole voting and dispositive power with respect to 1,228,482 shares of our Common Stock and shared voting and dispositive power with respect to 789,840 shares of our Common Stock. Includes 769,077 shares of Common Stock in which Mr. Meghji has the right to acquire upon exercise of 1,538,154 warrants to purchase shares of Common Stock. The business address of M III Sponsor, M III Partners the Trust and Mr. Meghji is c/o M-III Partners, LP, 130 West 42nd Street, 17th Floor, New York, New York 10036. Includes an additional 32,039 shares of common stock acquired from vesting of RSUs on March 26, 2020.
(4) Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018 by Glazer Capital, LLC and Paul J. Glazer. The report states that Paul J. Glazer is the managing member of Glazer Capital, LLC and that Paul J. Glazer and Glazer Capital, LLC have the shared voting and dispositive power with respect to 1,548,987 shares of our Common Stock. The business address for Glazer Capital, LLC is 250 W 55th Street, Suite 30A, New York, New York 10019.
(5) Based solely on a schedule 13G filed with the SEC on January 23, 2020. Mr. Daniel O’Byrne is the Vice President of Royce & Associates, LP and has full authority to manage the investments of Royce & Associates, LP. The report states that Royce & Associates, LP has sole voting power and sole dispositive power over 1,237,600 shares of our Common Stock. The business address of Royce & Associates, LP, 7454 Fifth Avenue, New York, NY 10151.
(6) These numbers do not include options that are not currently exercisable or exercisable within 60 days, shares of restricted stock units (“RSUs”) and performance share units (“PSUs”) as set forth below:

•	42,601 RSUs held by Mr. Montgomery;

•	37,444 RSUs held by Mr. Eber;

•	69,507 RSUs held by Mr. Glanvill;

•	34,529 RSUs held by Mr. Jonna;

•	46,012 options, 156,200 RSUs and 106,857 PSUs held by Mr. Roehm;

•	8,121 options, 59,810 RSUs and 38,250 PSUs held by Mr. Hanson;

•	4,353 options, 34,645 RSUs and 23,800 PSUs held by Bharat Shah, our Chief Accounting Officer;

•	7,275 options, 54,563 RSUs and 35,518 PSUs held by Brian Hummer, our Executive Vice President, Operations;

•	62,857 RSUs held by Gil Melman, our Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer; and

•	74,107 RSUs held by Michael Stoecker, our Chief Operating Officer.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and other persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide us with copies of all such filed forms. Based solely upon our review of the copies of such forms that we received during the year ended December 31, 2019 and written representations by such individuals, we believe that, each person who at any time during such year was a director, officer, or beneficial owner of more than ten percent of our Common Stock complied with all Section 16(a) filing requirements, except that Mr. Schapiro filed on April 3, 2019 a Form 4 in connection with a disposition of shares on March 31, 2019.

Proxy Statement Proposals

Any of our shareholders who desire to submit a proposal for action at the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in our proxy materials, must submit such Rule 14a-8 Proposal to us at our principal executive offices no later than December 11, 2020 unless we notify the shareholders otherwise. Only those Rule 14a-8 Proposals that are timely received by us, proper for shareholder action (and otherwise proper), and satisfy the SEC requirements for inclusion will be included in our proxy materials.

Other Proposals and Nominations

Any of our shareholders who desire to submit a proposal for action at the 2021 Annual Meeting of Shareholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in our proxy materials, must submit such Non-Rule 14a-8 Proposal in writing to the Secretary of the Company at our principal executive offices so that it is received between January 29, 2021 and February 28, 2021, unless we notify the shareholders otherwise. The advance notice provisions contained in our bylaws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a Rule 14a-8 Proposal included in our Proxy Statement under the rules of the SEC. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with our bylaws and the applicable rules of the SEC.

If a Non-Rule 14a-8 Proposal is properly presented at the meeting, we will elect to exercise our discretionary voting authority with respect to such Non-Rule 14a-8 Proposal. “Discretionary voting authority” is the ability to vote proxies that shareholders have executed and submitted to us, on matters not specifically reflected in our proxy materials, and on which shareholders have not had an opportunity to vote by proxy. A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable SEC rules. The Board knows of no matters, other than the proposals included in this Proxy Statement, to be presented for consideration at the Annual Meeting.

The Board will also consider any nominee recommended by shareholders for election at the 2021 Annual Meeting if that nomination is submitted in writing to the Secretary of the Company at our principal executive officers so that it is received between January 29, 2021 and February 28, 2021, unless we notify the shareholders otherwise. With respect to each such nominee, the following information must be provided to us with the written nomination:

•	the nominee’s name, address and other personal information;

•	the number of shares of each class and series of stock of the Company held by such nominee;

•	the nominating shareholder’s name and address; and

•	all other information required to be disclosed pursuant to our bylaws.

Each submission must also include a written consent signed by the nominee evidencing a willingness to serve as a director, if elected. We suggest that any such proposal be sent by certified mail, return receipt requested.

Fiscal Year 2019 Annual Report and SEC Filings

Our audited consolidated financial statements for the year ended December 31, 2019 are included in the Annual Report, which will be made available to shareholders at the same time as this Proxy Statement. This Proxy Statement is posted on our website ir.iea.net, and our Proxy Statement is also available from the SEC at its website sec.gov. You may also obtain a copy of the

Annual Report and this Proxy Statement without charge by sending a written request to Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278.

Shareholders Sharing an Address

We will deliver only one set of proxy materials to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly, upon written or oral request, an additional copy of the proxy materials to a shareholder at a shared address to which a single copy has been delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of the proxy materials by contacting us at the following address or phone number: Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278, or (765) 828-2568. Conversely, if multiple shareholders sharing an address receive multiple proxy materials and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

Other Business

Other than the proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the officers named herein will have discretion to vote the Common Stock they represent in accordance with their own judgment on such matters.

Appendix A

CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Infrastructure and Energy Alternatives, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The Board of Directors of the Corporation adopted resolutions to amend Section 4.1 of its Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”) as set forth herein, declaring said amendment to be advisable and directing the amendment to be voted upon by the holders of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”) at its next annual meeting.

SECOND: The Certificate of Incorporation is hereby amended by deleting Section 4.1 in its entirety and inserting the following in lieu thereof:

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 151,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

THIRD: Thereafter, this Certificate of Amendment (this “Certificate of Amendment”) was submitted to a vote of the holders of the Corporation’s Common Stock at its annual meeting, and the necessary number of shares of Common Stock as required by statute were voted in favor of this Certificate of Amendment.

FOURTH: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this day of , 2020.

Infrastructure and Energy Alternatives, Inc. By: Name: Gil Melman Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

A-2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12727-P38354

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Derek Glanvill
02) Matthew Underwood

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the 2020 fiscal year	☐	☐	☐
3. To approve an amendment to the Company's certificate of incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares of Common Stock to 150,000,000 shares of Common Stock	☐	☐	☐
4. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers	☐	☐	☐

The Board of Directors recommends you vote for a frequency of 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. To approve, on an advisory basis, the frequency of a vote approving the compensation of the Company's Named Executive Officers	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date